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                                                                       EXHIBIT 4

                                                                  Execution Copy

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                        THE MONARCH MACHINE TOOL COMPANY

                                   $20,000,000
                      AMENDED AND RESTATED CREDIT AGREEMENT
                            dated as of June 9, 1995



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                                    NBD BANK
                                 STAR BANK, N.A.
                                       and
                               NBD BANK, as Agent


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                                TABLE OF CONTENTS
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ARTICLE I.
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               DEFINITIONS................................................................................       1
               1.1    Certain Definitions.................................................................       1
               1.2    Other Definitions; Rules of Construction............................................      10


ARTICLE II.

               THE COMMITMENTS AND THE LOANS..............................................................      11
               2.1    Commitments of the Banks............................................................      11
                      (a)   Revolving Credit Commitment...................................................      11
                      (b)   Term Loan Commitment..........................................................      11
               2.2    Termination and Reduction of Revolving Credit
                      Commitments.........................................................................      11
               2.3    Fees................................................................................      11
                      (a)   Commitment Fee................................................................      11
                      (b)    Closing Fee..................................................................      12
                      (c)    Agency Fee...................................................................      12
               2.4    Disbursement of Loans...............................................................      12
                      (a)    Domestic Loans...............................................................      12
                      (b)    Foreign Loans................................................................      12
                      (c)    Pro Rata Shares..............................................................      13
                      (d)    The Notes....................................................................      13
               2.5    Conditions for First Disbursement...................................................      14
                      (a)    Charter Documents............................................................      14
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                      (b)    ByLaws and Corporate Authorizations..........................................      14
                      (c)    Incumbency Certificate.......................................................      14
                      (d)    Revolving Credit Notes.......................................................      14
                      (e)    Legal Opinion................................................................      14
                      (f)    Consents, Approvals, Etc.....................................................      15
                      (g)    Environmental Certificate....................................................      15
                      (h)    Termination of Star Bank Credit' Facility....................................      15
                      (i)    Other Loan Documents.........................................................      15
               2.6    Further Conditions for Disbursement.................................................      15
               2.7    Subsequent Elections as to Domestic Loans...........................................      16
               2.8    Limitation of Requests and Elections................................................      16
               2.9    Minimum Amounts.....................................................................      17


ARTICLE III.

               PAYMENTS AND PREPAYMENTS OF LOANS..........................................................      17
               3.1    Principal Payments..................................................................      17
               3.2    Interest Payments ..................................................................      18
               3.3    Payment Method......................................................................      19
               3.4    No Setoff or Deduction..............................................................      19
               3.5    Payment on Non-Business Day: Payment Computations...................................      20
               3.6    Additional Costs....................................................................      20
               3.7    Illegality and Impossibility........................................................      21
               3.8    Indemnification.....................................................................      21
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ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES.............................................................      22
               4.1    Corporate Existence and Power.......................................................      22
               4.2    Corporate Authority.................................................................      22
               4.3    Binding Effect......................................................................      22
               4.4    Subsidiaries........................................................................      22
               4.5    Litigation..........................................................................      23
               4.6    Financial Condition.................................................................      23
               4.7    Use of Loans........................................................................      23
               4.8    Consents, Etc.......................................................................      24
               4.9    Taxes...............................................................................      24
               4.10   Title to Properties.................................................................      24
               4.11   ERISA...............................................................................      24
               4.12   Disclosure..........................................................................      24
               4.13   Environmental Certificate...........................................................      25
               4.14   Borrowing Base......................................................................      25

ARTICLE V.
               COVENANTS..................................................................................      25
               5.1    Affirmative Covenants...............................................................      25
                      (a)   Preservation of Corporate Existence, Etc......................................      25
                      (b)   Compliance with Laws, Etc.....................................................      25
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                      (c)   Maintenance of Properties: Insurance..........................................         26
                      (d)   Reporting Requirements........................................................         26
                      (e)   Accounting: Access to Records, Books, Etc.....................................         28
                      (f)   Taxes.........................................................................         28

               5.2    Negative Covenants..................................................................         28
                      (a)   Current Ratio.................................................................         28
                      (b)   Tangible Net Worth............................................................         28
                      (c)   Total Liabilities to Tangible Net Worth.......................................         28
                      (d)   Liens.........................................................................         29
                      (e)   Merger: Acquisitions: Etc.....................................................         29
                      (f)   Disposition of Assets: Etc....................................................         30
                      (g)   Nature of Business............................................................         30
                      (h)   Dividends and Other Restricted Payments.......................................         30
                      (i)   Capital Expenditures..........................................................         30
                      (j)   Transactions with Affiliates..................................................         31
                      (k)   Investments, Loans and Advances...............................................         31
                      (l)   Contingent Liabilities........................................................         31
                      (m)   Negative Pledge Limitation....................................................         31
                      (n)   Restrictions on Payments by Subsidiaries......................................         31
                      (o)   Inconsistent Agreements.......................................................         32
                      (p)   Fiscal Year...................................................................         32

ARTICLE VI.

               DEFAULT      ..............................................................................         32
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               6.1    Events of Default...................................................................      32
                      (a)   Nonpayment....................................................................      32
                      (b)   Misrepresentation.............................................................      32
                      (c)   Certain Covenants.............................................................      32
                      (d)   Other Defaults................................................................      32
                      (e)   Cross Default.................................................................      32
                      (f)   Judgments.....................................................................      33
                      (g)   ERISA.........................................................................      33
                      (h)   Insolvency, Etc...............................................................      34
               6.2    Remedies............................................................................      34

ARTICLE VII.

               THE AGENT AND THE BANKS....................................................................      35
               7.1    Appointment and Authorization.......................................................      35
               7.2    Agent and Affiliates................................................................      35
               7.3    Scope of Agent's Duties.............................................................      35
               7.4    Reliance by Agent...................................................................      36
               7.5    Default.............................................................................      36
               7.6    Liability of Agent..................................................................      36
               7.7    Nonreliance on Agent and Other Banks................................................      36
               7.8    Indemnification.....................................................................      37
               7.9    Successor Agent.....................................................................      37
               7.10   Sharing of Payments.................................................................      38
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ARTICLE VIII.

               MISCELLANEOUS..............................................................................      39
               8.1    Amendments, Etc.....................................................................      39
               8.2    Notices.............................................................................      39
               8.3    No Waiver By Conduct: Remedies Cumulative...........................................      39
               8.4    Reliance on and Survival of Various Provisions......................................      40
               8.5    Expenses and Indemnification........................................................      40
               8.6    Successors and Assigns..............................................................      40
               8.7    Counterparts........................................................................      41
               8.8    Governing Law.......................................................................      41
               8.9    Currency Indemnity..................................................................      41
               8.10   Local Custom........................................................................      42
               8.11   Table of Contents and Headings......................................................      42
               8.12   Construction of Certain Provisions..................................................      42
               8.13   Integration and Severability........................................................      42
               8.14   Independence of Covenants...........................................................      42
               8.15   Interest Rate Limitation............................................................      42
               8.16   Special Procedures for Disbursement of First Loans                                        43
               8.17   WAIVER OF JURY TRIAL................................................................      43



Exhibit A-1           -     Revolving Credit Note
Exhibit A-2           -     Term Note
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Exhibit B            -     Request for Domestic Loan
Exhibit C            -     Opinion of Borrower's Counsel
Exhibit D            -     Request for Continuation or Conversion of Domestic Loan
Exhibit E            -     Borrowing Base Certificate

SCHEDULES
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4.4                  -     Subsidiaries
4.5                  -     Litigation
5.2(d)               -     Liens
5.2(k)               -     Investments, Loans and Advances


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               THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 9,
1995 (this "Agreement"), is by and among THE MONARCH MACHINE TOOL COMPANY, INC., an Ohio corporation (the "Company"), the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank") and NBD BANK, a Michigan banking corporation ("NBD"), as agent for the Banks (in such capacity, the "Agent").

                                  INTRODUCTION
                                  ------------

               The Company and NBD Bank (formerly known as NBD Bank, N.A.) entered into that certain Credit Agreement, dated as of May 5, 1992, as amended by that certain First Amendment to Credit Agreement, dated as of May 28, 1993 (the "1992 Credit Agreement"), pursuant to which NBD Bank provides to the Company a revolving credit facility in an aggregate principal amount the Dollar Equivalent (as defined herein) of which is not to exceed $13,000,000, all on the terms and conditions set forth therein.

               The Company now desires to obtain a revolving credit facility, including, in the Banks' sole discretion, loans in foreign currencies, in an aggregate principal amount the Dollar Equivalent of which does not exceed $20,000,000, in order to provide funds for its general corporate purposes, which credit facility shall be convertible into a term loan, and the Banks are willing to establish such a credit facility in favor of the Company on the terms and conditions herein set forth.

               In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree, and hereby amend and restate the 1992 Credit Agreement, as follows:

                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------

               A. CERTAIN DEFINITIONS. As used herein the following terms shall have the following respective meanings:

               "AFFILIATE". when used with respect to any person, shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or



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otherwise.

               "AGGREGATE CHANGE LIFO RESERVE ADJUSTMENT" shall mean, as of any Determination Date (as defined in Section 5.2(b)), the difference [(which may be positive or negative)] of (a) then current value of the Company's "Allowance to Adjust the Carrying Value of Inventories to LIFO Basis" (which amount as of December 31, 1994 was shown in footnote 3 of the Company's 1994 audit), minus
(b) $14,624,000.

               "BORROWING BASE" shall mean, as of any date, the sum of (a) an amount equal to 80% of the Eligible Accounts Receivable plus (b) an amount equal to 50% of the Eligible Inventory.

               "BORROWING BASE CERTIFICATE" or any date shall mean an appropriately completed report as of such date in substantially the form of Exhibit E hereto, certified as true and correct as of such date by the chief financial officer of the Company.

               "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions, and if an applicable Business Day relates to a Eurodollar Rate Loan or Eurodollar Interest Period or a Foreign Loan, respectively, a day which is also a day on which dealings in Dollar deposits or the relevant Foreign Currency, as the case may be, are carried out in the relevant interbank market.

               "CAPITAL LEASE" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

               "COMMITMENTS" shall mean the Revolving Credit Commitments and the Term Loan Commitments; and "COMMITMENT" shall mean any one of such Commitments.

               "CONSOLIDATED" or "CONSOLIDATED" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

               "CONTINGENT LIABILITIES" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any



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action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

               "CUMULATIVE NET INCOME" of any person shall mean, as of any date (the "Determination Date"), the net income of such person (after deduction for income and other taxes of such person determined by reference to income or profits of such person) for the period (the "Relevant Period") after the specified date until the Determination Date (but without reduction for any net loss incurred for any fiscal year or shorter period during the Relevant Period), taken as one accounting period, all as determined in accordance with generally accepted accounting principles.

               "CURRENT ASSETS" and "CURRENT LIABILITIES" of any person shall mean, as of any date, all assets or liabilities, respectively, of such person which, in accordance with generally accepted accounting principles, should be classified as current assets or current liabilities, respectively, on a balance sheet of such person.

               "DEFAULT" shall mean any of the events or conditions described in
Section 6.1 which might become an Event of Default with notice or lapse of time or both.

               "DOLLAR EQUIVALENT" shall mean on any date of determination thereof, with respect to each Loan in Dollars, the amount thereof, and with respect to each Loan in a Foreign Currency, the sum in Dollars resulting from the conversion of the amount of such Loan from the Foreign Currency in which such Loan is denominated into Dollars at the most favorable spot exchange rate determined by the Banks to be available to them for the purchase of such Foreign Currency with Dollars at 11:00 a.m. (local time for the relevant foreign exchange market) on such date of determination.

               "DOMESTIC LOAN" shall mean any Loan other than Foreign Loans.

               "DOLLARS" and "$" shall mean the lawful money of the United States of America.

               "EFFECTIVE DATE" shall mean the effective date specified in the final paragraph of this Agreement.



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               "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean, as of any date, those trade accounts receivable owned by the Company which are payable in Dollars valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Company in the ordinary course of business, (b) that is more than 90 days past due or that remains outstanding more than 90 days after the earlier of the date of the invoice or the final shipment of the related inventory, goods or other property at project completion or the furnishing of the related services or other consideration, (c) to the extent that such receivable is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien, or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, (e) that is due from any Affiliate or Subsidiary of the Company, (f) that has been classified by the Company as doubtful or has otherwise failed to meet established or customary credit standards of the Company, (g) that is payable by any person as to which 50% or more of the aggregate amount of such accounts receivable payable by such person to the Company do not otherwise constitute Eligible Accounts Receivable, (h) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (i) that is evidenced by a promissory note or other instrument, (j) that is subordinate or junior in right or priority of payment to any other obligation or claim, or (k) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

               "ELIGIBLE INVENTORY" shall mean, as of any date, that inventory owned by the Company that constitutes raw materials, work-in-process or finished goods, valued at the lower of cost or market on a FIFO basis, but shall not include any such inventory



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(a) that does not constitute finished goods or raw materials readily salable or usable in the business of the Company or work-in-process, (b) that is located outside the United States (which shall not be deemed to include any territories of the United States), (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof will be subject to, any Lien, including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of the Company, except for inventory owned by the Company that is on consignment at independent dealer locations and the book value of which on a FIFO basis does not exceed $2,000,000 in the aggregate, (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of a person holding a Lien on such inventory to promptly exercise all rights of such lienholder, (g) if such inventory is located on premises not owned by the Company, or (h) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

               "ENVIRONMENTAL CERTIFICATE" shall mean the Environmental Certificate dated May 12, 1992 delivered by the Company to the Bank in connection with the 1992 Credit Agreement.

               "ENVIRONMENTAL LAWS" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended time to time, and the regulations thereunder.

               "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code.

               "EURODOLLAR INTEREST PERIOD" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the date one, two or three months thereafter, as the Company may elect under Article II, and, with respect to any continuation of such Loan as a Eurodollar Rate Loan, each


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subsequent period commencing on the last day of the immediately preceding
Eurodollar Interest Period and ending on the date one, two or three months thereafter, as the Company may elect under Article II, PROVIDED, HOWEVER, that
(a) any Eurodollar Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day, and (c) no Eurodollar Interest Period which would end after the Maturity Date (or the Termination Date with respect to any Revolving Credit Loans) shall be permitted.

               "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

               (a) three quarters of one percent (.75%) per annum with respect to any Revolving Credit Loan and one percent (1%) per annum with respect to the Term Loan, plus

               (b) the rate per annum obtained by dividing (i) the per annum rate of the interest at which deposits in Dollars for such Eurodollar Interest Period and ~n an aggregate amount comparable to the amount of such Eurodollar Rate Loan are offered to the Agent by other prime banks in the London interbank market, selected in the Agent's discretion, at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" n Regulation D of such Board) maintained by a member bank of such System:

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

               "EURODOLLAR RATE LOAN" shall mean any Loan which bears interest at the Eurodollar Rate.



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               "EVENT OF DEFAULT" shall mean any of the events or conditions described in Section 6.1.

               "FEDERAL FUNDS RATE" shall mean the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid by the Agent in its regional federal funds market for overnight borrowings from other banks, which Federal Funds Rate shall change simultaneously with any change in such announced rate.

               "FIXED RATE LOAN" shall mean any Eurodollar Rate Loan or Negotiated Rate Loan.

               "FLOATING RATE" shall mean the per annum rate equal to the sum of
(a) (i) zero percent (0%) per annum with respect to any Revolving Credit Loan and (ii) one quarter of one percent (.25%) per annum with respect to the Term Loan, plus (b) the greater of (i) the Prime Rate in effect from time to time and
(ii) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

               "FLOATING RATE LOAN" shall mean any Loan which bears interest at the Floating Rate.

               "FOREIGN BRANCH" shall mean any branch office of the Agent at any time and from time to time designated by the Agent to the Company in writing as a Foreign Branch and, initially, for the purposes of this Agreement, shall mean the Agent's branch office located in London, England.

               "FOREIGN CURRENCY" shall mean any currency of a Western European country freely convertible into Dollars, which the Banks determine to be available from time to time, and which is acceptable to the Banks in their sole discretion, provided that the currencies of the United Kingdom and Germany shall be deemed acceptable to the Banks for so long as they are freely convertible into Dollars.

               "FOREIGN LOAN" shall mean any Revolving Credit Loan made in a Foreign Currency.

               "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.




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               "INDEBTEDNESS" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any plan of such person or of any member of a controlled group (as that term is defined in the Code) of which such person is a member, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

               "INTEREST PAYMENT DATE" shall mean (a) with respect to any Fixed Rate Loan, the last day of each Interest Period with respect to such Fixed Rate Loan and, in the case of any Interest Period exceeding three months or ninety days, as the case may be, those days that occur during such Interest Period at intervals of three months or ninety days, as the case may be, after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

               "INTEREST PERIOD" shall mean any Eurodollar Interest Period or Negotiated Interest Period.



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               "LIEN" shall mean any pledge, assignment, hypothecation,
mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other similar claim or right.

               "LOAN" shall mean any Revolving Credit Loan or the Term Loan or any portion of any Revolving Credit Loan or the Term Loan. Any such Loan may also be denominated as a Floating Rate Loan or a Fixed Rate Loan (which may be further denominated as a Eurodollar Rate Loan or Negotiated Rate Loan) and such Floating Rate Loans and Fixed Rate Loans (including such Eurodollar Rate Loans and Negotiated Rate Loans) are referred to herein as "types" of Loans.

               "LOCAL MARKET" shall mean, with respect to each Foreign Loan hereunder and the Foreign Branch disbursing such Foreign Loan, the interbank market in which deposits in the related Foreign Currency are available to such Foreign Branch.

               "MATURITY DATE" shall mean with respect to the Term Loan, the third anniversary of the date the Term Loan is made, which in any event shall be no later than April 30, 2001.

               "MULTIEMPLOYER PLAN" shall mean any multi employer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

               "NEGOTIATED RATE" shall mean, with respect to any Negotiated Rate Loan, the rate per annum offered by the Banks in their sole discretion for such Negotiated Rate Loan and accepted by the Company at the time such Negotiated Rate Loan is made.

               "NEGOTIATED INTEREST PERIOD" shall mean, with respect to any Negotiated Rate Loan, the period commencing on the day such Negotiated Rate Loan is made or converted to a Negotiated Rate Loan and ending on the date agreed upon between the Company and the Banks at the time such Negotiated Rate Loan is made, PROVIDED, HOWEVER, that no Negotiated Interest Period which would end after the Maturity Date (or the Termination Date with respect to any Revolving Credit Loans) shall be permitted.

               "NEGOTIATED RATE LOAN" shall mean any Loan which bears interest at the Negotiated Rate.

               "NET INCOME" of any person shall mean the net income of such person (after deduction for income and other taxes of such person determined by reference to income or profits of such person).

               "NOTES" shall mean the Revolving Credit Notes and the Term Notes; and "Note" shall mean any one of the Notes.

               "OVERDUE RATE" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

               "PERMITTED LIENS" shall mean Liens permitted by Section 5.2(d) hereof.

               "PERSON" or PERSON" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

               "PLAN" shall mean, with respect to any person, any pension plan (other than a Multi employer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

               "PRIME RATE" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

               "PROHIBITED TRANSACTION" shall mean any transaction involving any PI an which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

               "PRO RATA SHARE" shall mean, with respect to each Bank and any amount, the portion of such amount that bears the same relation to the whole of such amount as the amount of such Bank's outstanding Revolving Credit Loans bears to the aggregate amount of the outstanding Revolving Credit Loans of all the Banks (or, if no Revolving Credit Loans are outstanding, as the amount of such Bank's Revolving Credit Commitment bears to the aggregate Revolving Credit Commitment of all the Banks).

               "REPORTABLE EVENT" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

               "REQUIRED BANKS" shall mean Banks holding not less than (i) one hundred percent (100%) of the Loans then outstanding or (ii) one hundred percent (100%) of the Revolving Credit Commitments if no Loans are then outstanding.

               "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Bank, the commitment of each such Bank to make Revolving Credit Loans to the Company pursuant to Section 2.1(a) in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amount for each such Bank set forth next to the name of each such Bank in the signature pages hereof, as such amounts may be reduced from time to time pursuant to
Section 2.2.

               "REVOLVING CREDIT LOAN" shall mean any borrowing under Section
2.4 other than the Term Loan.

               "REVOLVING CREDIT NOTE" shall mean any promissory note of the Company evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit A-1, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

               "STAR BANK" shall mean Star Bank, N.A., a national banking association.

               "SUBSIDIARY" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

               "TANGIBLE NET WORTH" of any person shall mean, as of any date,
(a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, less (b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses,
(iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock (to the extent not already deducted in such equity accounts), (vi) deferred taxes and deferred charges, (vii) franchises, licenses and permits, and (viii) other assets which are deemed intangible assets under generally accepted accounting principles.

               "TERM LOAN" shall mean the borrowing under Section 2.4 evidenced by the Term Note.

               "TERM LOAN COMMITMENT" shall mean, with respect to each Bank, the commitment of each such Bank to make the Term Loan pursuant to Section 2.1(b).

               "TERM NOTE" shall mean any promissory note of the Company evidencing the Term Loan, in substantially the form annexed hereto as Exhibit A-2, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

               "TERMINATION DATE" shall mean the earliest to occur of (a) April 30, 1998 and (b) the date on which the Commitments shall be terminated pursuant to Section 2,2 or 6.2.

               "TOTAL LIABILITIES" of any person shall mean, as of any date, all obligations which, in accordance with generally accepted accounting principles, are or should be classified as liabilities on a balance sheet of such person and all Contingent Liabilities of such person.

               "UNFUNDED BENEFIT LIABILITIES" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

               1.2 OTHER DEFINITIONS: Rules of Construction. As used herein, the terms "Agent", "Bank", "Banks", "Company", "NBD", "1992 Credit Agreement" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                   ARTICLE II.
                          THE COMMITMENTS AND THE LOANS
                          -----------------------------

               2.1    COMMITMENTS OF THE BANKS.

               (a) REVOLVING CREDIT COMMITMENT. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to lend to the Company under Section 2.4, from time to time from the Effective Date to but excluding the Termination Date, sums in immediately available funds in an aggregate principal amount outstanding the Dollar Equivalent of which does not exceed the lesser of (i) the amount of such Bank's Revolving Credit Commitment, as such amount may be reduced from time to time pursuant to Section 2.2, and
(ii) such Bank's Pro Rata Share of the Borrowing Base; PROVIDED, that, notwithstanding any provision of this Agreement to the contrary, no Bank shall be obligated to make Foreign Loans and any Foreign Loan shall only be made in the sole discretion of the Banks.

               (b) TERM LOAN COMMITMENT. Each Bank, for itself only, further agrees, subject to the terms and conditions of this Agreement, to make its Pro Rata Share of a single Term Loan to the Company on the Termination Date in an amount not exceeding the Dollar Equivalent of the aggregate principal amount of the

Revolving Credit Loans outstanding on the Termination Date.

               2.2 TERMINATION AND REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Company shall have the right to terminate or reduce the Revolving Credit Commitments at any time and from time to time at its option, provided that (i) the Company shall give notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (ii) each partial reduction of the Revolving Credit Commitments shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with their Pro Rata Shares, (iii) no such termination or reduction shall be permitted with respect to any portion of the Revolving Credit Commitments as to which a request for a Revolving Credit Loan pursuant to Section 2.4 is then pending, and (iv) the Revolving Credit Commitments may not be terminated if any Revolving Credit Loans are then outstanding and may not be reduced below the principal amount of the Revolving Credit Loans then outstanding. The Revolving Credit Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2 may not be reinstated.

               2.3    FEES.

               (a) COMMITMENT FEE. The Company agrees to pay to each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to three eighths of one percent (3/8 of 1%) per annum. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the date of this Agreement, and on the Termination Date.

               (b) CLOSING FEE. The Company further agrees to pay to the Banks a closing fee in the amount of $5,000, such fee to be shared between the Banks in accordance with their respective Pro Rata Shares.

               (c) AGENCY FEE. The Company further agrees to pay to the Agent a fee for its services as Agent under this Agreement in the amount of $10,000 per annum, payable quarterly in arrears on the last Business Day of each March, June, September an December, commencing on the first such day occurring after the date of this Agreement.

               2.4 DISBURSEMENT OF LOANS. Subject to the terms and conditions of this Agreement, the Term Loan shall be in Dollars and each Revolving Credit Loan shall be in Dollars or, in the sole discretion of the Banks, a Foreign Currency, Loans that are in Dollars shall bear interest at the Eurodollar Rate, Floating Rate or Negotiated Rate. Foreign Loans, if made by the Banks in their sole discretion, shall bear interest at the Negotiated Rate.

               (a) DOMESTIC LOANS. The Company shall give the Agent notice of its request for each Domestic Loan in substantially the form of Exhibit B hereto not later than (i) 10:00 a.m. Detroit time three Business Days prior to the date such Loan is requested to be made if such Loan is to be made as a Eurodollar Rate Loan, (ii) 10:00 a.m. Detroit time one Business Day prior to the date such Loan is requested to be made if such Loan is to be made as a Negotiated Rate Loan, and (iii) 11:00 a.m. Detroit time on the date such Loan is requested to be made if such Loan is to be made as a Floating Rate Loan, which notice shall specify whether a Eurodollar Rate Loan, Negotiated Rate Loan or Floating Rate Loan is requested and, in the case of each requested Fixed Rate Loan, the Interest Period to be initially applicable to such Loan. The Agent shall promptly provide notice of such requested Loan to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at the principal office of the Agent; PROVIDED, HOWEVER, that the proceeds of the Term Loan shall be applied to the outstanding principal amount of and accrued Interest on the Revolving Credit Loans.

               (b) FOREIGN LOANS. Within a sufficient period of time in advance of the date of any proposed Foreign Loan to accommodate customary settlement procedures in the Local Market, but in any event not later than 10:00 a.m. Detroit time four Business Days prior to the date such Foreign Loan is to be made, the Company shall make or deliver to the Agent, at the main office of the Agent at its address set forth on the signature pages hereof, a telephone, written, telecopier or telegraphic request for such Foreign Loan referring to this Agreement and identifying (i) the amount of such Foreign Loan (the Dollar Equivalent of which shall be in the minimum principal amount of $1,000,000 and in an integral multiple of $100,000), (ii) the date on which such Foreign Loan is requested to be made, (iii) the Foreign Branch from which such Foreign Loan is to be disbursed, (iv) the proposed Foreign Currency of such Foreign Loan, (v) the Negotiated Rate and Negotiated Interest Period to be applicable to such Foreign Loan, as previously offered by the Banks and accepted by the Company, and (vi) the account into which the proceeds of such Foreign Loan are to be disbursed. The Agent shall be entitled to rely on any such telephonic request without any duty to verify the authority of the person making such request or the accuracy of the information identified therein, and shall be indemnified and held harmless by the Company for any errors in any information transmitted in such request or actions taken by the Agent in connection with such request, to the full extent provided by Section 8.5. The Agent shall promptly provide notice of such requested Loan to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such Foreign Loan made by the Banks shall be made available to the Company by depositing the proceeds thereof in immediately available funds (or other funds customary in the Local Market) in the account maintained and designated by the Company at the Foreign Branch from which such Foreign Loan is disbursed.

               (c) PRO RATA SHARES. Each Bank, on the date any Loan is requested to be made, shall make its Pro Rata Share of such Loan available in immediately available, freely transferable, cleared funds for disbursement to the Company pursuant to the terms and conditions of this Agreement, in the case of any Loan denominated in Dollars, at the principal office of the Agent and, in all other cases, to the account of the Agent at its Foreign Branch or correspondent bank in the country issuing the Foreign Currency in which such Loan is denominated or in such other place specified by the Agent. Unless the Agent shall have received notice from any Bank prior to the date such Loan is requested to be made under this Section 2.4 that such Bank will not make available to the Agent such Bank's pro rata portion of such Loan, the Agent may assume that such Bank has made such portion available to the Agent on the date such Loan is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable to such Loan during such period. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such the related Loan for purposes of this Agreement, The failure of any Bank to make its pro rata portion of any such Loan available to the Agent shall not relieve any other Bank of its obligations to make available its pro rata portion of such Loan on the date such Loan is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Loan.

               (d) THE NOTES. All Revolving Credit Loans made under this Section
2.4 shall be evidenced by the Revolving Credit Notes in the aggregate nominal amount of $20,000,000 and, in the case of each Foreign Loan, such other instruments and documents as may be requested by the Agent with respect to the Local Market or in accordance with the customary practices of its Foreign Branch disbursing such Foreign Loan, and the Term Loan made under this Section 2.4 shall be evidenced by the Term Notes, and all such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by the Company to record on the schedule attached to its Revolving Credit Note and Term Note, or in its books and records, the date, and amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans and the Term Loan pursuant to Section 3.1 and reborrow Revolving Credit Loans, but not the Term Loan, under this Section 2.4.

               2.5 CONDITIONS FOR FIRST DISBURSEMENT. The obligation of the Banks to make the first Loan hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Bank and the Agent:

               (a) CHARTER DOCUMENTS. Certificates of recent date of the appropriate authority or official of the Company's state of incorporation listing all charter documents of the Company on file in that office and certifying as to the good standing and corporate existence of the Company, together with copies of such charter documents of the Company, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company; or bring-down certifications by such an officer with respect to such items previously delivered by the Company to NBD;

               (b) CODE OF REGULATIONS AND CORPORATE AUTHORIZATIONS. Copies of the code of regulations of the Company together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and the Notes and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company; or bring-down certifications by such officer with respect to such items previously delivered by the Company to NBD;

               (c) INCUMBENCY CERTIFICATE. A certificate of incumbency of the Company containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company in connection with this Agreement and the Notes and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company:

               (d) REVOLVING CREDIT NOTES. A Revolving Credit Note duly completed and executed on behalf of the Company for each Bank:

               (e) LEGAL OPINION. The favorable written opinion of Thompson, Hine and Flory, counsel for the Company, in substantially the form of Exhibit C hereto;

               (f) CONSENTS, APPROVALS, ETC. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company in connection with the execution, delivery and performance of this Agreement, the Notes, or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement or the Notes, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none is required, a certificate of such officer to that effect;

               (g) TERMINATION OF STAR BANK CREDIT FACILITY. All indebtedness, obligations and liabilities of the Company to Star Bank, other than those under the $5,000,000 uncommitted line of credit provided by Star Bank to the Company, shall, prior to or contemporaneously with the making of the first Loan hereunder, be paid in full and the related credit facilities shall be terminated; and

               (h) OTHER LOAN DOCUMENTS. Other instruments and documents, duly executed by the Company, deemed necessary, customary or appropriate by the Agent or its Foreign Branch, in its sole discretion, to properly document any Loans or other obligations hereunder, including without limitation any Foreign Loans.

               2.6 FURTHER CONDITIONS FOR DISBURSEMENT. The obligation of the Banks to make any Loan (including the first Loan, or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

               (a) The representations and warranties contained in Article IV hereof shall be true and correct on and as of the date such Loan is made or the date of such continuation or conversion (both before and after such Loan is made or such continuation or conversion is done) as if such representations and warranties were made on and as of such date;

               (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Loan is made or the date of such continuation or conversion (whether before or after such Loan is made or such continuation or conversion is done); and

               (c) In the case of the Term Loan, the Company shall have delivered to each Bank a Term Note in the principal amount of such Bank's Pro Rata Share of the Term Loan, appropriately completed and duly executed on behalf of the Company. The Company shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Loan to the effects set forth in clauses (a) and (b) of this
Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1.

               (d) The Agent shall have received the most recent Borrowing Base Certificate required pursuant to Section 5.1(d)(iv).

               2.7 SUBSEQUENT ELECTIONS AS TO DOMESTIC LOANS. Notwithstanding any provision of this Agreement to the contrary, the Company may elect to continue or convert any Negotiated Rate Loan only with the prior consent of each Bank. Subject to the foregoing, the Company may elect (a) to continue a Fixed Rate Loan of one type, or a portion thereof, as a Fixed Rate Loan of the then existing type or (b) to convert a Fixed Rate Loan of one type, or a portion thereof, to a Loan of another type or (c) to convert a Floating Rate Loan, or a portion thereof, to a Fixed Rate Loan, in each case by giving notice thereof to the Agent (with sufficient executed copies for each Bank) in substantially the form of Exhibit D hereto not later than (i) 10:00 a.m. Detroit time three Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective, (ii) 10:00 a.m. Detroit time one Business Day prior to the date any such continuation of or conversion to a Negotiated Rate Loan is to be effective and (iii) 2:00 p.m. Detroit time on the date any such continuation or conversion is to be effective in all other cases; PROVIDED that an outstanding Fixed Rate Loan may only be converted on the last day of the then current Interest Period with respect to such Loan, and PROVIDED, FURTHER, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent shall promptly provide notice of such election to the Banks. If the Company shall not timely deliver such a notice with respect to any outstanding Fixed Rate Loan (other than a Foreign Loan), the Company shall be deemed to have elected to convert such Fixed Rate Loan to a Floating Rate Loan on the last day of the then current Interest Period with respect to such Loan.

               2.8 LIMITATION OF REQUESTS AND ELECTIONS. (a) Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Fixed Rate Loan pursuant to Section 2.4, or a request for a continuation of a Fixed Rate Loan as a Fixed Rate Loan of the then existing type, or a request for conversion of a Fixed Rate Loan of one type to a Fixed Rate Loan of another type, or a request for a conversion of a Floating Rate Loan to a Fixed Rate Loan pursuant to Section 2.7, (i) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to any Bank in the relevant interbank market, or (ii) the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (iii) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (A) to make or fund the relevant Fixed Rate Loan or (B) to continue such Fixed Rate Loan as a Fixed Rate Loan of the then existing type or (C) to convert a Loan to such a Fixed Rate Loan, then the Company shall not be entitled, so long as such circumstances continue, to request a Fixed Rate Loan of the affected type pursuant to Section 2.4 or a continuation of or conversion to a Fixed Rate Loan of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again consider requests or Fixed Rate Loans of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Fixed Rate Loans of the affected type pursuant to Section 2.7.

               (b) Notwithstanding any other provision of this Agreement to the contrary and in order to give effect to the provisions of Section 3.1(b), the Company shall make requests for Fixed Rate Loans pursuant to Section 2.4, and requests for continuations of and conversions to Fixed Rate Loans pursuant to
Section 2.7, such that, on each date that any scheduled principal payment is due with respect to the Term Loan pursuant to Section 3.1(a), either Floating Rate Loans, or Fixed Rate Loans having an Interest Period ending on such date, or any combination thereof, are outstanding on such date in an aggregate outstanding principal amount not less than the amount of such principal payment.

               2.9 MINIMUM AMOUNTS. Except for conversions or payments required pursuant to Section 3.1(c) or 3.7, each Fixed Rate Loan and each continuation of or conversion to a Fixed Rate Loan pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000 (or, in the case of the Term Loan, in integral multiples of the quarterly installments of, principal thereon).

                                  ARTICLE III.

                        PAYMENTS AND PREPAYMENTS OF LOANS
                        ---------------------------------

               3.1    PRINCIPAL PAYMENTS.

               (a) Unless earlier payment is required under this Agreement (i) the Company shall pay to the Banks the outstanding principal amount of each Foreign Loan at the end of the Negotiated Interest Period applicable to each such Foreign Loan, (ii) notwithstanding any provision of this Agreement to the contrary with respect to Foreign Loans, the Company shall pay to the Banks on the Termination Date the entire outstanding principal amount of all Revolving Credit Loans (including any Foreign Loans then outstanding), and (iii) the Company shall pay to the Banks the outstanding principal amount of the Term Loan in 12 equal quarterly installments, each in the amount of one twelfth of the original principal amount of the Term Loan, payable on the last day of each March, June, September and December, commencing on the first such day occurring after the date the Term Loan is made, to and including the Maturity Date, when the entire outstanding principal amount of the Term Loan shall be due and payable.

               (b) The Company may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty in the case of the Revolving Credit Loans, PROVIDED that (i) the Company may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Fixed Rate Loan is pending pursuant to Section 2.7, (ii) unless earlier payment Is required under this Agreement, any Fixed Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan, and (iii) such prepayment of the Term Loan shall only be permitted if the Company shall have given not less than two Business Days' notice thereof specifying the Term Loan or portion thereof to be so prepaid and shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on the Term Loan or portion thereof so prepaid and all amounts owing,to the Banks under Section 3.8 in connection with such prepayment. Upon the givIng of such notice, the aggregate principal amount of the Term Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified prepayment date.

               (c) If at the end of any Interest Period the Dollar Equivalent of the aggregate outstanding principal amount of the Loans shall exceed the then applicable Commitments, the Company forthwith shall pay to the Banks the amount of such excess in Dollars or, to the extent of the Foreign Loans then outstanding, such Foreign Currency or Foreign Currencies as the Banks shall reasonably request, for application to the outstanding principal amount of the Loans (if practicable, to Loans that are Floating Rate Loans or Fixed Rate Loans whose Interest Periods are then ending), as selected by the Banks in their sole discretion. For purposes of this Section 3.1(c), the aggregate amount of the Term Loan Commitments shall be deemed permanently reduced by the amount of each principal payment made on the Term Loan, each such deemed reduction to be effective immediately upon the making of each such payment.

               (d) If at any time, including, without limitation, at the end of any Interest Period, the Dollar Equivalent of the aggregate outstanding principal amount of the Loans shall exceed the then Borrowing Base, the Company shall forthwith pay to the Banks the amount of such excess in Dollars or, to the extent of the Foreign Loans then outstanding, such Foreign Currency or Foreign Currencies as the Banks shall reasonably request, for application to the outstanding principal amount of the Loans (if practicable, to Loans that are Floating Rate Loans or Fixed Rate Loans whose Interest Periods are then ending), as selected by the Banks in their sole discretion.

               (e) All prepayments of the Term Loan, whether optional or mandatory, shall be applied to installments of principal of the Term Loan in the inverse order of their maturities and no partial prepayment of the Term Loan shall reduce the amount or defer the date of the scheduled installments of principal required to be paid thereon.

               3.2 INTEREST PAYMENTS. The Company shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

               (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

               (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

               (c) During such periods that such Loan is a Negotiated Rate Loan, the Negotiated Rate applicable to such Loan for each related Negotiated Interest Period.

Notwithstanding the foregoing paragraphs (a) through (c), the Company shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full,

               3.3 PAYMENT METHOD. (a) All payments to be made by the Company hereunder, except with respect to Foreign Loans, will be made in Dollars and in immediately available funds to the Agent for the account of the Banks at its address set forth on the signature pages hereof not later than 1:00 p.m. Detroit time on the date on which such payment shall become due. In the case of all Foreign Loans, all payments to be made by the Company hereunder will be made in the Foreign Currency in which such Loan was made and in immediately available funds (or other funds customary in the Local Market) on the date such payment shall become due to the Agent for the account of the Banks at the Foreign Branch from which such Loan was disbursed, not later than 10:00 a.m. local time. Payments received after 1:00 p.m. Detroit time or 10:00 am. local time, as the case may be, shall be deemed to be payments made prior to 1:00 p.m. Detroit time or 10:00 a.m. local time, as the case may be, on the next succeeding Business Day. The Company hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

               (b) At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Company to the Banks arising under this 'Agreement or otherwise.

               (c) On the date such payments are deemed received, the Agent shall remit to the Banks their Pro Rata Shares of such payments in immediately available funds (or, in the case of Foreign Loans, other funds customary in the Local Market), (i) in the case of principal and interest on any Loan denominated in a Foreign Currency, at an account maintained and designated by each Bank at a bank in the principal financial center of the country issuing the Foreign Currency in which such Loan is denominated or in such other place specified by the Agent, and (ii) in all other cases, to the Banks at their respective address in the United States specified for notices on the signature pages hereof.

               3.4 NO SETOFF OR DEDUCTION. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

               3.5 PAYMENT ON NON-BUSINESS DAY: PAYMENT COMPUTATIONS. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension, Computations of interest and other amounts due under this Agreement, including without limitation the commitment fee under Section 2.3, shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

               3.6 ADDITIONAL COSTS. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, (a) affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent s obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, or (b) shall affect the basis of taxation of payments to such Bank or the Agent of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of such Bank or the Agent, by the jurisdiction, or by such political subdivision or taxing authority of any such jurisdiction, in which such Bank or the Agent has its principal office), or
(c) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by such Bank or the Agent, or (d) shall impose any other condition with respect to this Agreement, the Commitments or the Notes, and,with respect to any of the foregoing clauses (b), (c) and (d), the result is to increase the cost to such Bank or the Agent, as the case may be, of making, funding or maintaining any Fixed Rate Loan or to reduce the amount of any sum receivable by such Bank or the Agent, as the case may be, thereon, then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder or for such increased cost or reduced sum receivable to the extent, in the case of any Fixed Rate Loan, such Bank or the Agent is not compensated therefor in the computation of the interest rate applicable to such Fixed Rate Loan. A statement as to the amount of such compensation or increased cost or reduced sum receivable, as the case may be, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Company, shall be, conclusive and binding for all purposes absent manifest error in computation.

               3.7 ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Fixed Rate Loan under this Agreement, the Company shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Fixed Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

               3.8 INDEMNIFICATION. (a) If the Company makes any payment of principal with respect to any Fixed Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.1(b). Section 3.1(c), 3.1(d), Section 3.7, Section 6.2 or otherwise), or if the Company fails to borrow any Fixed Rate Loan after notice has been given to the Banks in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Fixed Rate Loan when due, the Company shall, in addition to any amounts that may be payable pursuant to
Section 3.8(b), reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Bank under this Section 3.8(a) shall be made as though such Bank shall have actually funded or committed to fund the relevant Fixed Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period and, in the case of any Eurodollar Rate Loan, through the transfer of such deposit from an off shore office of such Bank to a domestic office of such Bank in the United States of America; PROVIDED, HOWEVER, that such Bank may fund any Fixed Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this
Section 3.8(a).

               (b) In the event that the Company makes any prepayment of principal with respect to the Term Loan (whether pursuant to Section 3.1(b).
Section 3.1(c), 3,1(d), Section 3.7, Section 6.2 or otherwise) the Company shall pay to each Bank a prepayment premium on the principal amount prepaid, computed for the period from the date of prepayment to the scheduled maturity or maturities thereof at a per annum rate equal to the greater of (i) one percent (1%) and (ii) the amount by which the interest rate on the principal amount prepaid exceeds the yield, as of the date of prepayment, on United States Treasury bills, notes or bonds, selected by the Agent in its discretion, having a maturity or maturities comparable to the scheduled maturity or maturities of the principal amount prepaid.

For purposes of this Section 3.8(b), the scheduled maturity or maturities of any principal amount prepaid shall be determined by applying such prepayments to the scheduled installments of principal in the inverse order of their maturities. The Company agrees that all amounts payable pursuant to this Section 3.8(b) are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable as liquidated damages for the loss of bargain and payment of such amounts shall not in any way reduce, affect or impair any other obligations of the Company under this Agreement.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

               The Company represents and warrants to the Banks and the Agent that:

               4.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except those jurisdictions in which the failure to qualify would not have a material adverse effect on its business. The Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the Notes and to engage in the transactions contemplated by this Agreement.

               4.2 CORPORATE AUTHORITY. The execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or code of regulations, or of any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens.

               4.3 BINDING EFFECT. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

               4.4 SUBSIDIARIES. SCHEDULE 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except those jurisdictions in which the failure to qualify would not have a material adverse effect on its business. Each Subsidiary of the Company has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in SCHEDULE 4.4 hereto or disclosed in writing to the Agent and the Banks from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens. The corporations described in SCHEDULE 4.4 hereto constitute all persons in which the Company or any of its Subsidiaries has an ownership interest.

               4.5 LITIGATION. Except as set forth in SCHEDULE 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or of, in the aggregate, any of its Subsidiaries or in any material adverse effect on the legality, validity or enforceability of this Agreement or the Notes.

               4.6 FINANCIAL CONDITION. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1994 and reported on by Coopers & Lybrand, independent, certified public accountants, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries since December 31, 1994. There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

               4.7 USE OF LOANS. The Company will use the proceeds of the Loans for its general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

               4.8 CONSENTS, ETC. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company in connection with the execution, delivery and performance of this Agreement, the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement or the Notes.

               4.9 TAXES. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof, Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any Subsidiary.

               4.10 TITLE TO PROPERTIES. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets, reflected in said balance sheet or subsequently acquired by the Company or any Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

               4.11 ERISA. The Company, its Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any of its Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan, The Company, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement and the Notes does not constitute a Prohibited Transaction. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Company, its subsidiaries or their ERISA Affiliates.

               4.12 DISCLOSURE. No report or other information furnished in writing or on behalf of the Company to the Bank in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement or the Notes, nor any other document, certificate, or report or statement or other information furnished to the Bank by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of the Company or any Subsidiary, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Bank by or on behalf of the Company in connection with the transactions contemplated hereby.

               4.13 ENVIRONMENTAL CERTIFICATE. The representations and warranties contained in the Environmental Certificate are true and correct as of the Effective Date and the Company hereby acknowledges and confirms the continuing effect of its covenants, agreements and obligations thereunder.

               4.14 BORROWING BASE. All trade accounts receivable and inventory of the Company represented or reported by the Company to be, or are otherwise included in, Eligible Accounts Receivable and Eligible Inventory comply in all respects with the requirements therefor set forth in the definition thereof, and the computation of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct.

                                   ARTICLE V.
                                    COVENANTS
                                    ---------

               5.1 AFFIRMATIVE COVENANTS. The Company covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations, of the Company under this Agreement, unless the Bank shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

               (a) PRESERVATION OF CORPORATE EXISTENCE, ETC. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, except those jurisdictions in which the failure to qualify would not have a material adverse effect on its business, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

               (b) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or such Subsidiary.

               (c) MAINTENANCE OF PROPERTIES: INSURANCE. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in working order and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Banks for purposes of assuring compliance with this Section 5.1(c).

               (d) REPORTING REQUIREMENTS. Furnish to the Banks and the Agent the following:

                      (i) Promptly and in any event within three Business Days after becoming aware of the occurrence of (A) any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, (B) the commencement of any material litigation against, by or affecting the Company or any of its Subsidiaries, and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Company or any of its Subsidiaries, a statement of the chief financial officer of the Company setting forth details of such Event of Default or such event or condition or such litigation and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                      (ii) As soon as available and in any event within 60 days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles, together with a certificate of the chief financial officer of the Company stating (A) that no Event of Default or event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing or, if an Event of Default or such an event or condition has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b) and (c) hereof is in conformity with the terms of this Agreement;

                      (iii) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Coopers & Lybrand or other independent certified public accountants selected by the Company and acceptable to the Required Banks (which acceptance will not unreasonably be withheld), without qualifications unacceptable to the Required Banks, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, and, if such an Event of Default or such an event or condition then exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section
5.2 (a), (b) and (c) hereof is in conformity with the germs of this Agreement;

                      (iv) No later than the 30th calendar day following the end of each fiscal quarter of the Company, a Borrowing Base Certificate prepared as of the close of business on the last day of each such fiscal quarter, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true an correct by the chief financial officer of the Company;

                      (v) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                      (vi) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request.

               (e) ACCOUNTING: ACCESS TO RECORDS, BOOKS, ETC. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any

Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent, and (ii) permit any Bank or the Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets.

               (f) TAXES. Pay in full, except to the extent being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on the Company's or such Subsidiary's, as the case may be, books and records, (i) in each case prior to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims which, if unpaid, might become a lien or charge upon its property, and (ii) all stamp taxes and similar taxes, if any, including interest and penalties, if any, payable in respect of any Loans or the Notes. The efficacy of this subsection 5.1(f) shall survive the payment in full of the Notes.

               5.2 NEGATIVE COVENANTS. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Required Banks shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

               (a) CURRENT RATIO. Permit or suffer the ratio of Consolidated Current Assets of the Company and its Subsidiaries to Consolidated Current Liabilities of the Company and its Subsidiaries to be less than 1.75 to 1.0 at any time.

               (b) TANGIBLE NET WORTH. Permit or suffer (i) the sum of (A) Consolidated Tangible Net Worth of the Company and its Subsidiaries plus (B) unrealized foreign currency losses of the Company and its Subsidiaries that do not exceed $5,000,000 in the aggregate plus (C) the Aggregate Change LIFO Reserve Adjustment to on any date (the "Determination Date") be less than (ii) the sum of (A) $45,500,000 plus (B) 50% of Consolidated Cumulative Net Income of the Company and its Subsidiaries after December 31, 1994 until the Determination Date.

               (c) TOTAL LIABILITIES TO TANGIBLE NET WORTH. Permit or suffer the ratio of Consolidated Total Liabilities of the Company and its Subsidiaries to Consolidated Tangible Net Worth of the Company and its Subsidiaries to be greater than 1.0 to 1.0 at any time.

               (d) LIENS. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                      (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                      (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a material adverse effect on the business or operations of the Company or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                      (iii) Each Lien described in SCHEDULE 5.2(d) hereto, which may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted:

                      (iv) Any Lien created to secure payment of a portion of the purchase price of any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the indebtedness secured by such Lien does not at any time exceed ninety percent of the purchase price paid by the Company or such Subsidiary for such fixed asset and the aggregate principal amount of all indebtedness secured by all such Liens does not exceed $5,000,000, PROVIDED that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, and PROVIDED, FURTHER, that not more than one such Lien shall encumber such fixed asset at any one time; and

                      (v) The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder are not delinquent.

               (e) MERGER: ACQUISITIONS; ETC. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person, provided that this
Section 5.2(e) shall not prohibit any such purchase or acquisition if the aggregate consideration paid by the Company for all such purchases and acquisitions after the Effective Date shall be less than $5,000,000; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person in which the Company is required to make an equity contribution having a similar effect.

               (f) DISPOSITION OF ASSETS: Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, PROVIDED, HOWEVER, that this Section 5.2(f) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement is not greater than $1,000,000 in the aggregate during any 12-month period and if, immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

               (g) NATURE OF BUSINESS. Make any material change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

               (h) DIVIDENDS AND OTHER RESTRICTED PAYMENTS. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock other than such dividends, payments or other distributions to the extent payable solely in shares of the capital stock of the Company, PROVIDED, HOWEVER, that, if no Default or Event of Default shall exist or shall have occurred and be continuing, (i) any Subsidiary of the Company may make, pay, declare or authorize dividends, payments and other such distributions collectively, "Distributions") to the Company, and (ii) the Company may make Distributions during each fiscal year ending after the Effective' Date which, together with all other Distributions made during any such fiscal year, in the aggregate do not exceed the sum of (A) Net Income of the Company for such fiscal year plus (B) the difference of (1) $3,750,000 minus (2) the aggregate amount of Excess Distributions for all previous fiscal years since December 31, 1994. For purposes of this Section 5.2(h), (i) "capital stock" shall include capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities, and (ii) "Excess Distributions" shall mean, with respect to any fiscal year of the Company, the portion of the aggregate amount of Distributions made by the Company during such fiscal year that exceeds the Net Income of the Company for such fiscal year.

               (i) CAPITAL EXPENDITURES. Acquire any fixed asset or make any other capital expenditure (collectively, "Capital Expenditures") if the aggregate purchase price and other acquisition costs of all such Capital Expenditures made by the Company or any of its Subsidiaries during any fiscal year of the Company ending after the Effective Date would exceed, on a consolidated basis, an amount equal to the sum of (i) the consolidated depreciation expense relating to fixed assets ("Depreciation Expense") of the Company and its Subsidiaries for such fiscal year plus (ii) the difference of
(A) $10,000,000 minus (B) the aggregate amount of Excess Capital Expenditures for all previous fiscal years since December 31, 1994. For purposes of this
Section 5.2(i), "Excess Capital Expenditures" shall mean, with respect to any fiscal year of the Company, the portion of the aggregate amount of consolidated Capital Expenditures of the Company and its Subsidiaries made during such fiscal year that exceeds the consolidated Depreciation Expense of the Company and its Subsidiaries for such fiscal year.

               (j) TRANSACTIONS WITH AFFILIATES. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

               (k) INVESTMENTS, LOANS AND ADVANCES. Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, and (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, PROVIDED, HOWEVER, that each of the foregoing investments has a maturity date not later than 180 days after the acquisition thereof by the Company or any of its Subsidiaries, (iii) investments permitted by Section 5.2(e), and (iv) those investments, loans, advances and other transactions described in SCHEDULE 5.2
(k) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted.

               (l) CONTINGENT LIABILITIES. Create, incur, assume, or in any manner become liable in respect of, or suffer to exist, Contingent Liabilities in excess of $5,000,000 for the Company and its Subsidiaries on a consolidated basis.

               (m) NEGATIVE PLEDGE LIMITATION. Enter into any Agreement, with any person other than the Banks pursuant hereto, which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

               (n) RESTRICTIONS ON PAYMENTS BY SUBSIDIARIES. Enter into any agreement, contract or arrangement restricting the ability of any Subsidiary of the Company to pay dividends or make cash advances or other payments of any nature to the Company or to any Subsidiary of the Company of which such Subsidiary is also a Subsidiary.

               (o) INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

               (p) FISCAL YEAR. Change its fiscal year from beginning January 1 and ending December 31.

                                   ARTICLE VI.
                                     DEFAULT
                                     -------

               6.1 EVENTS OF DEFAULT. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Bank pursuant to Section 7.1:

               (a) NONPAYMENT. The Company shall fail to pay when due any principal of the Notes or the Company shall fail to pay within 10 days of the due date thereof any interest on the Notes or any fees or any other amount payable hereunder; or

               (b) MISREPRESENTATION. Any representation or warranty made by the Company in Article IV hereof or in any other certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) CERTAIN COVENANTS. The Company shall fail to perform or observe any term, covenant or agreement contained in Article V hereof; or

               (d) OTHER DEFAULTS. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Company by the Agent; or

               (e) CROSS DEFAULT. (i) Any default or event of default shall occur under any other agreement, instrument or document evidencing or otherwise relating to any indebtedness (other than indebtedness hereunder) of the Company or any of its Subsidiaries to any Bank; or (ii) The Company or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its indebtedness (other than indebtedness hereunder or described in clause (i) above), beyond any period of grace provided with respect thereto, which individually or together with other such indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $100,000; or (iii) The Company or any of its Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any indebtedness (other than indebtedness hereunder or described in clause (i) above) having such aggregate outstanding principal amount, or under which any such indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (A) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company; or

               (f) JUDGMENTS. One or more judgments or orders for the payment of money in an aggregate amount of $1,000,000 or more shall be rendered against the Company or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement or the Notes, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Subsidiary shall not have taken action necessary to stay enforcement thereof, by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

               (g) ERISA. The occurrence of a Reportable Event that results in or there is a reasonable possibility that it could result in material liability of the Company, any Subsidiary of the Company or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty
(30) days after the occurrence thereof; or the occurrence of any Reportable Event which there is a reasonable possibility could constitute grounds for termination of any Plan of the Company, its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Subsidiary of the Company or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Subsidiary of the Company or any of their ERISA Affiliates shall fail to pay when due any material liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, its Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or there is a reasonable possibility could result in material liability of the Company, any Subsidiary of the Company, any of their ERISA Affiliates, any Plan of the Company, its Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any Subsidiary of the Company or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or there is a reasonable possibility could result in liability of the Company, any Subsidiary of the Company or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (9a) (2) of ERISA; or the Company, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Bank; or

               (h) INSOLVENCY, ETC. The Company or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Subsidiary and is being contested by the Company or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection.

               6.2    REMEDIES.

               (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Banks, shall by notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or both, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, PROVIDED that in the case of any event or condition described in Section 6.1(h) with respect to the Company, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

               (b) The Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement or the Notes.

               (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to such Bank a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement. The rights of each Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

               (d) In addition to other amounts payable pursuant to this Agreement, the Company confirms that it shall further pay, together with any payment of the Term Loan hereunder after the occurrence and during the continuance of any Event of Default, all amounts required to be paid pursuant to
Section 3.8.

                                  ARTICLE VII.
                             THE AGENT AND THE BANKS
                             -----------------------

               7.1 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

               7.2 AGENT AND AFFILIATES. NBD Bank in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, NBD Bank and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Subsidiaries as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

               7.3 SCOPE OF AGENT'S DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actioned under the Notes), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; PROVIDED, HOWEVER, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement or the Notes or applicable law.

               7.4 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto, The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               7.5 DEFAULT. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereto to the Banks.

               7.6 LIABILITY OF AGENT. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement or any Note, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Company, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, the Notes or any other instrument or document furnished in connection herewith.

               7.7 NONRELIANCE ON AGENT AND OTHER BANKS. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement, the Notes or any other documents referred to or provided for herein or to inspect the properties or books of the Company and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its Affiliates.

               7.8 INDEMNIFICATION. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Company, but without limiting any obligation of the Company to make such reimbursement), ratably according to their Pro Rata Shares, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, PROVIDED, HOWEVER, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct, Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses

(including, without limitation, fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company, but without limiting the obligation of the Company to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence; to take any action until such additional indemnity is furnished.

               7.9 SUCCESSOR AGENT. The Agent may resign as such at any time upon ten days' prior written notice to the Company and the Banks. In the event of any such resignation, the Required Banks shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor, which shall be -a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Required Banks is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Required Banks shall thereafter perform all the duties of the Agent hereunder until such appointment by the Required Banks is made and accepted. Any successor to the Agent shall execute and deliver to the Company and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Company and the retiring Agent shall execute and deliver such instrument of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interest, powers, authorities and obligations, The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

               7.10 SHARING OF PAYMENTS. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its Pro Rata Share of payments received by all of the Banks on account of the Loans and other obligations, such Bank shall promptly purchase from the other Banks participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with their Pro Rata Shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored, The Company agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim with respect to such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement. if any Bank or the Agent shall fail to remit to the Agent or any,other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payment shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

                                  ARTICLE VIII.
                                  MISCELLANEOUS
                                  -------------

               8.1 AMENDMENTS, ETC. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (b) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitments and Loans of such defaulting Banks shall be disregarded.

               8.2 NOTICES. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company at 615 North Oak Street, Sidney, Ohio, 45365. Attention: Mr. Robert B. Riethman, Treasurer, Facsimile No. (513) 492-7958, and to the Agent and the Banks at their respective addresses for notices set forth on the signature pages hereof, or to such other address as may be designated by the Company, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or in the case of telex notice, upon receipt of the appropriate answerback, PROVIDED, HOWEVER, that notices to the Agent shall not be effective until received.

               (b) Notices by the Company to the Agent with respect to terminations or reductions of the Revolving Credit Commitment pursuant to
Section 2.2, requests for Loans pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Company.

               (c) Any notice to be given by the Company to the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in Section 8.2(a), Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

               8.3 NO WAIVER BY CONDUCT: REMEDIES CUMULATIVE. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or any Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege, No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement or the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Notes or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement or the Notes, irrespective of the occurrence or continuance of any Default or Event of Default.

               8.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Company made herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company set forth in Section 3.6. 3,7. 3.8, 3.9 and 8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments.

               8.5 EXPENSES AND INDEMNIFICATION. (a) The Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman in connection with the preparation, execution, delivery and administration of this Agreement and the Notes and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

               (b) The Company agrees to indemnify and hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, and each person who controls any of them, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them with respect to or in connection with the execution, delivery, enforcement, performance and administration of this Agreement or the Notes or the Company s use or proposed use of the proceeds of any Loan.

               8.6 SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that the Company may not, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Company.

               (b) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Company provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself. No Bank may assign or sell any of its rights or obligations under this Agreement or the Notes without the prior written consent of the Company and each of the other Banks.

               8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

               8.8 GOVERNING LAW. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Company and the Banks further agrees that any legal action or proceeding with respect to this Agreement, the Notes or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each of the Company and the Banks hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in Section 8.2 or in the signature pages hereof. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. Each of the Company and the Banks hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

               8.9 CURRENCY INDEMNITY. If for the purposes of obtaining judgment in any court it becomes necessary to convert into any other currency any Foreign Currency due hereunder, then the conversion shall be made at the rate of exchange prevailing on the day before the day on which the judgment is given. For this purpose, "rate of exchange" means the rate at which the Agent is able on the relevant date to purchase the Foreign Currency for such other currency. In the event that there is a change in the rate of exchange prevailing, between the day before the day on which the judgment is given and date of payment, the Company will pay such additional amount (if any) as may be necessary to ensure that the amount paid on such date is the amount in such other Foreign Currency which when converted at the rate of exchange prevailing for commercial transactions on the date of payment is the amount then due on the relevant Loan or other obligation, Any amount due from the Company under this paragraph will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Agreement.

               8.10 LOCAL CUSTOM. Notwithstanding anything herein to the contrary, all Foreign Loans made hereunder shall be made in compliance with Local Market custom and legal practice as determined solely by the Agent whether or not such custom and legal practices have the force of law. The Agent shall promptly notify the Company of any change in custom or legal practice which will affect any outstanding Foreign Loan.

               8.11 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

               8.12 CONSTRUCTION OF CERTAIN PROVISIONS. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

               8.13 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between the Company and the Agent and the Banks, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement or the Notes in any other jurisdiction.

               8.14 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or could be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such a Default or an Event of Default if such action is taken or such condition exists.

               8.15 INTEREST RATE LIMITATION. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes, at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Banks have been paid in full

               8.16 SPECIAL PROCEDURES FOR DISBURSEMENT OF FIRST LOANS. The Revolving Credit Notes of the Banks are being issued in substitution and replacement for the revolving credit note previously issued by the Company to NBD under the 1992 Credit Agreement (the "Replaced Revolving Credit Note"). On the Effective Date, the principal balance of the Replaced Revolving Credit Note, as well as all other information which has been endorsed on the schedule attached to the Replaced Revolving Credit Note or elsewhere on the books and records of NBD with respect to the Replaced Revolving Credit Note, shall be endorsed on the schedules attached to the Revolving Credit Notes or elsewhere on the books and records of the Banks with respect to the Revolving Credit Notes, in accordance with the Banks' Pro Rata Shares. The execution and delivery by the Company of the Revolving Credit Notes shall not in any circumstances be deemed a novation or to have terminated, extinguished or discharged the Company's indebtedness evidenced by the Replaced Revolving Credit Note, all of which indebtedness shall continue under and be evidenced and governed by the Revolving Credit Notes and this Agreement. On the Effective Date, Star Bank shall contribute its portion of the indebtedness transferred from the Replaced Revolving Credit to the Revolving Credit Notes by paying directly to NBD Star Bank's Pro Rata Share of such indebtedness. Thereafter, each Bank shall contribute its Pro Rata Share of each new Loan under this Agreement, including, without limitation, any such additional Loans made on the Effective Date, in accordance with the terms of this Agreement,

               8.17 WAIVER OF JURY TRIAL. THE BANKS AND THE AGENT AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE BANKS, THE AGENT NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS

SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE BANKS, THE AGENT OR THE COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       THE MONARCH MACHINE TOOL COMPANY

                                     By:_________________________________

                                        Its: ____________________________

Address for Notices:                    NBD BANK, as a Bank and as the Agent
611 Woodward Avenue
Detroit, MI 48226
Attn: Midwest Banking Division       By: _________________________________
Facsimile: 313/225-3269
Commitment Amount: $13,000,000          Its: ____________________________

Address for Notices:                     STAR BANK, N.A.
425 Walnut Street, M.L. 8160
Cincinnati, OH 42501-1038
Attention:  Commercial Lending       By: _________________________________
Facsimile:  513/632-2068
Commitment Amount: $7,000,000            Its: ____________________________


__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
___________________________________________________

                           SECOND AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT
                          -----------------------------

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 31, 1996 (this "Amendment"), is by and among MONARCH MACHINE TOOL COMPANY, an Ohio corporation (the "Company"), the BANKS identified on the signature pages hereof (collectively the "Banks" and individually a "Bank"), and NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the Banks.

                                  INTRODUCTION
                                  ------------

         The Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement, dated as of June 9, 1995, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of July 11, 1995 (the "Credit Agreement"). The parties now desire to amend the Credit Agreement on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:

                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT
                    -----------------------------------------

         Effective upon the date that the conditions precedent set forth in
Article 2 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended retroactively as of June 30, 1996, as follows:

         1.1 Clause (a) of the definition of the term "Eurodollar Rate" in
Section 1.1 is amended to read in full as follows:

                  (a)      the Applicable Eurodollar Rate Margin, plus

         1.2 The following definition of the term "Applicable Eurodollar Rate Margin" is added to Section 1.1 in alphabetical order:

                  "APPLICABLE EURODOLLAR RATE MARGIN" shall be, for purposes of determining the Eurodollar Rate applicable to any Eurodollar Rate Loan, whether a Revolving Credit Loan or the Term Loan, outstanding at any time during any calendar month (the "Application Month"), the percent set forth under the heading

                    "Applicable Eurodollar Rate Margin for Revolving Credit Loans" and "Applicable Eurodollar Rate Margin for the Term Loan", respectively, below in the row corresponding to the range into which falls the ratio (the "Ratio") of the Consolidated Total Liabilities of the Company and its Subsidiaries to the Consolidated Tangible Net Worth of the Company and its Subsidiaries as of the end of the last fiscal quarter (the "Determination Quarter") preceding such Application Month for which financial statements have been
                    delivered to the    Banks under Section 5.1(d)(ii):

                             Applicable Eurodollar     Applicable Eurodollar
                                Rate Margin for           Rate Margin for
        Ratio                Revolving Credit Loans        the Term Loan
        Less than or equal
        to 0.75 to 1.00              0.75%                    1.00%

        Greater than
        0.75 to 1.00                 1.00%                    1.25%


              Each change in the Applicable Eurodollar Rate Margin in accordance with this definition, as finally determined upon the Bank's receipt of the Company's financial statements for any Determination Quarter pursuant to Section 5.1(d)(ii), shall be effective as of the first day of the corresponding Application Month following such Determination Quarter.

              1.3 The definition of the term "Tangible Net Worth" in Section 1.1 is amended to read in full as follows:

                    "TANGIBLE NET WORTH" of any person shall mean, as of any date, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital



                                      -2-

                                                      -2-

           [Second Amendment to Amended and Restated Credit Agreement] surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, less (b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock (to the extent not already deducted in such equity accounts), (vi) franchises, licenses and permits, and
                    (vii) other assets which are deemed intangible assets under generally accepted accounting principles.

              1.4     Section 5.2(c) is amended to read in full as follows:

                    (c) TOTAL LIABILITIES TO TANGIBLE NET WORTH. Permit or suffer the ratio of Consolidated Total Liabilities of the Company and its Subsidiaries to Consolidated Tangible Net Worth of the Company and its Subsidiaries to be greater than 1.15 to 1.00 at any time.

                ARTICLE 2.  CONDITIONS PRECEDENT TO AMENDMENTS
                ----------------------------------------------

              As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Agent and the Banks shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Agent and the Banks:

              2.1 An incumbency certificate of the Company and a certified copy of the resolutions of the board of directors of the Company authorizing the Company's execution, delivery and performance of this Amendment and the transactions contemplated hereby.

              2.2 Payment by the Company to the Agent of an amendment fee in the amount of $10,000 for the pro rata account of the Banks.



                                      -3-
           [Second Amendment to Amended and Restated Credit Agreement]

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

              In order to induce the Agent and the Banks to enter into this Amendment, the Company represents and warrants that:

              3.1 The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property is or may be bound or affected.

              3.2 This Amendment is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

              3.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                      ARTICLE 4. WAIVER OF CERTAIN DEFAULTS
                      -------------------------------------

              4.1 The Company has advised the Agent and the Banks that prior to, and as of, March 31, 1996, the Company failed to comply with certain covenants set forth in Sections 5.1 and 5.2 of the Credit Agreement, and the Company has asked the Banks to waive any Event of Default caused by such failure. Based upon such request, the Banks hereby waive any such Event of Default; provided that
(a) such waiver shall be limited to those Events of Default caused by such covenant compliance failures occurring on or before March 31, 1996 that are known to the Banks as of the date of this Amendment, and (b) such waiver shall not be deemed to (i) be a waiver of or consent or agreement to any other action or omission in violation of the Credit Agreement or any other instrument,



                                      -4-

           [Second Amendment to Amended and Restated Credit Agreement] agreement or document referred to therein or executed in connection therewith,
(ii) be a waiver or modification of any provision of the Credit Agreement or of any instrument, agreement or document referred to therein or executed in connection therewith, or (iii) prejudice any other right or rights which the Banks may now have or have in the future under or in connection with the Credit Agreement or any instrument, agreement or document referred to therein or executed in connection therewith.

                            ARTICLE 5. MISCELLANEOUS
                            ------------------------

              5.1 If the Company shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Company in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

              5.2 All references to the Credit Agreement in any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection with or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

              5.3 Subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect.

              5.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

              5.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

              5.6 The Company agrees to pay the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

              5.7 The Company and the Banks hereby consent (which consent shall be deemed to satisfy the consent requirements of Section 8.6 of the Credit Agreement) to the assignment by NBD Bank, a Michigan banking corporation ("NBD-Detroit"), at any time, of all of its rights and obligations, individually and as Agent, under the Credit Agreement and the Notes to NBD Bank, N.A., a national banking association of Indianapolis, Indiana ("NBD-Indiana"), the assumption by NBD-Indiana of all such rights and


                                      -5-
           [Second Amendment to Amended and Restated Credit Agreement] obligations, and the release of NBD-Detroit from all such obligations. Each of the Company and the Banks further hereby agrees to execute and deliver such documents as NBD-Detroit or NBD-Indiana may consider to be necessary or desirable in order to reflect or take into account such assignment and assumption.

              5.8 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

           [Second Amendment to Amended and Restated Credit Agreement]

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

                                    THE MONARCH MACHINE TOOL COMPANY

                                    By: _________________________________

                                        Its: ____________________________

                                    NBD BANK, as a Bank and as the Agent

                                    By: _________________________________

                                        Its: ____________________________

                                    STAR BANK, N.A.

                                    By: _________________________________

                                        Its: ____________________________

           [Second Amendment to Amended and Restated Credit Agreement]

           [Third Amendment to Amended and Restated Credit Agreement]

                           THIRD AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT
                          -----------------------------

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 19, 1997 (this "Amendment"), is by and among MONARCH MACHINE TOOL COMPANY, an Ohio corporation (the "Company"), the BANKS identified on the signature pages hereof (collectively the "Banks" and individually a "Bank"), and NBD BANK, N.A., a national banking association, as successor by assignment to NBD Bank, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the Banks.

                                  INTRODUCTION
                                  ------------

         The Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement, dated as of June 9, 1995, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of July 11, 1995, and the Second Amendment to Amended and Restated Credit Agreement, dated as of July 31, 1996 (the "Credit Agreement"). NBD Bank, N.A. purchased and assumed all of NBD Bank's rights and obligations under the Credit Agreement, including NBD Bank's rights and obligations as a Bank and as the Agent, pursuant to the Assignment and Assumption Agreement dated February 20, 1997 between them (the "Assignment"). The Company and the Banks previously consented to the Assignment under Section 5.7 of the above-referenced Second Amendment. The parties now desire to amend the Credit Agreement on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:

                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT
                    -----------------------------------------

         Effective upon the date that the conditions precedent set forth in
Article 2 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended as follows:

         1.1 The definition of the term "Applicable Eurodollar Rate Margin" set forth in Section 1.1 is amended to read in full as follows:

                  "APPLICABLE EURODOLLAR RATE MARGIN" shall be, for purposes of determining the Eurodollar Rate applicable to any Eurodollar Rate Loan, whether a Revolving Credit Loan or the Term Loan, outstanding at any time during any calendar month (the "Application Month"), the percent set forth under the heading "Applicable Eurodollar Rate Margin for Revolving Credit Loans" and "Applicable Eurodollar Rate Margin for the Term Loan", respectively, below in the row corresponding to the range into which falls the ratio (the "Ratio") of the Consolidated Total Liabilities of the Company and its Subsidiaries to the Consolidated Tangible Net Worth of the Company and its Subsidiaries as of the end of the last fiscal quarter (the "Determination Quarter") preceding such Application Month for which financial statements have been delivered to the Banks under Section 5.1(d)(ii):

                                  Applicable Eurodollar                Applicable Eurodollar
                                    Rate Margin for                      Rate Margin for
        Ratio                     Revolving Credit Loans                  the Term Loan
        -----                     ----------------------                  -------------
        Less than or equal
        to 0.75 to 1.00                 0.75%                                 1.00%

        Greater than
        0.75 to 1.0
        but less than or
        equal to 1.15
        to 1.00                         1.00%                                 1.25%

        Greater than
        1.15 to 1.00                    1.50%                                 1.75%


              Each change in the Applicable Eurodollar Rate Margin in accordance with this definition, as finally determined upon the Bank's receipt of the Company's financial statements for any Determination Quarter pursuant to Section 5.1(d)(ii), shall be effective as of the first day of the corresponding Application Month following such Determination Quarter.

              1.2 Subpart (vi) of Section 5.1(d) is relabeled as subpart (vii), and a new subpart (vi) is added to Section 5.1(d) as follows:

                      (vi) As soon as available and in any event within 30 days after the end of each month (other than those months which correspond to fiscal quarter ends of the Company, which are covered by subpart (ii) above), the consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, and the related consolidated statements of income, retained

           [Third Amendment to Amended and Restated Credit Agreement] earnings and cash flow of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail; and

               1.3 Subpart (iv) of Section 5.1(d) is amended to read in full as follows:

                    (iv) No later than the 30th calendar day following the end of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of each such month, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by the chief financial officer of the Company;

               1.4  Section 5.2(b) is amended to read in full as follows:

                    (b) TANGIBLE NET WORTH. Permit or suffer (i) the sum of (A) Consolidated Tangible Net Worth of the Company and its Subsidiaries plus (B) unrealized foreign currency losses of the Company and its Subsidiaries that do not exceed $5,000,000 in the aggregate plus (C) the Aggregate Change LIFO Reserve Adjustment to be less than (ii) the sum of (A) $44,000,000 plus (B) 50% of Consolidated Cumulative Net Income of the Company and its Subsidiaries after December 31, 1996 plus (C) for each fiscal year end of the Company, the amount if any by which $500,000 exceeds the aggregate amount added pursuant to the foregoing clause (B) attributable to each such fiscal year; such covenant to be tested as of the end of each fiscal quarter of the Company.

               1.5  Section 5.2(c) is amended to read in full as follows:

                    (c) TOTAL LIABILITIES TO TANGIBLE NET WORTH. Permit or suffer the ratio of Consolidated Total Liabilities of the Company and its Subsidiaries to Consolidated Tangible Net



                                      -3-
           [Third Amendment to Amended and Restated Credit Agreement]

                    Worth of the Company and its Subsidiaries to be greater than
                    1.25 to 1.00 at any time.

              1.6 In recognition of the Assignment, (a) all references to the "Agent", or to NBD Bank in its capacity as the Agent, in the Credit Agreement and all other related instruments, agreements and documents (collectively, the "Loan Documents") shall be deemed to refer to NBD Bank, N.A. in its capacity as the Agent, and (b) all references in the Loan Documents to NBD Bank in its capacity as a Bank shall be deemed to refer to NBD Bank, N.A. in its capacity as a Bank.

              1.7 All references in the Loan Documents to any address for notices to NBD Bank or the Agent shall be amended to read: One Indiana Square, Suite 308, Indianapolis, Indiana 46266, Attn: Edward C. Hathaway, Facsimile:
(317) 266-6042."

                  ARTICLE 2. CONDITIONS PRECEDENT TO AMENDMENTS
                  ---------------------------------------------

              As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Agent and the Banks shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Agent and the Banks:

              2.1 An incumbency certificate of the Company.

              2.2 Payment by the Company to the Agent of an amendment fee in the amount of $25,000 for the pro rata account of the Banks.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

              In order to induce the Agent and the Banks to enter into this Amendment, the Company represents and warrants that:

              3.1 The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property is or may be bound or affected.

              3.2 This Amendment is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without

           [Third Amendment to Amended and Restated Credit Agreement] limitation any creditor or stockholder of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

              3.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                      ARTICLE 4. WAIVER OF CERTAIN DEFAULTS
                      -------------------------------------

              4.1 The Company has advised the Agent and the Banks that for the period from and including December 31, 1996 through the date of this Amendment the Company failed to comply with the covenants set forth in Sections 5.2(b) and
(c) of the Credit Agreement, and the Company has asked the Banks to waive the Events of Default caused by such failure. Based upon such request, the Banks hereby waive each such Event of Default, including, without limitation, any such Event of Default pursuant to Section 6.1(e) of the Credit Agreement caused by the occurrence of an event of default under the Company's credit facilities with The Fifth Third Bank due to the Company's failure to so comply with Sections 5.2(b) and (c) of the Credit Agreement (the "Fifth Third Cross Default"); provided that (a) such waiver shall be limited to those Events of Default, including, without limitation, the Fifth Third Cross Default, caused by such covenant compliance failures occurring during the period from and including December 31, 1996 through the date of this Amendment that are known to the Banks as of the date of this Amendment, and (b) such waiver shall not be deemed to (i) be a waiver of or consent or agreement to any other action or omission in violation of the Credit Agreement or any other instrument, agreement or document referred to therein or executed in connection therewith, (ii) be a waiver or modification of any provision of the Credit Agreement or of any instrument, agreement or document referred to therein or executed in connection therewith, or (iii) prejudice any other right or rights which the Banks may now have or have in the future under or in connection with the Credit Agreement or any instrument, agreement or document referred to therein or executed in connection therewith.

                            ARTICLE 5. MISCELLANEOUS
                            ------------------------

              5.1 If the Company shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Company in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

              5.2 All references to the Credit Agreement in any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection with or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

           [Third Amendment to Amended and Restated Credit Agreement]

              5.3 Subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect.

              5.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

              5.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

              5.6 The Company agrees to pay the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

              5.6 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

           [Third Amendment to Amended and Restated Credit Agreement]

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

                              THE MONARCH MACHINE TOOL COMPANY

                              By: __________________________________________

                                       Its: ________________________________

                              NBD BANK, N.A., as a Bank and as the Agent

                              By: __________________________________________

                                       Its: ________________________________

                              STAR BANK, N.A., as a Bank

                              By: __________________________________________

                                       Its: ________________________________

           [Third Amendment to Amended and Restated Credit Agreement]

           [Third Amendment to Amended and Restated Credit Agreement]

EXHIBIT E

                           BORROWING BASE CERTIFICATE
                           --------------------------

                                     [Date]

NBD Bank, as Agent
611 Woodward Avenue
Detroit MI 48226

Attention: Midwest Banking Division

         Reference is made to the Amended and Restated Credit Agreement dated as of June 9, 1995, as amended, supplemented, extended or otherwise modified from time to time (the "Credit Agreement"), among The Monarch Machine Tool Company, an Ohio corporation (the "Company"), the banks parties thereto (the "Banks") and you as agent for the Banks (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         The Company hereby represents and warrants to the Agent and the Banks that the following computations of the Borrowing Base, and the related supporting schedules attached hereto, and of the mandatory prepayment required pursuant to Section 3.1(d) of the Credit Agreement are true and correct as of the close of business on __________, 19___ and are in conformity with the terms and conditions of the Credit Agreement:

                                 Borrowing Base
                                 --------------

1.       Accounts Receivable:

         (a)      Aggregate Accounts Receivable                  $_________

         (b)      Less: Ineligible Accounts Receivable           $_________

         (c)      Eligible Accounts Receivable

                                                            $_________

         (d)      80% of Eligible Accounts Receivable       $_________



                           BORROWING BASE CERTIFICATE

2.       Inventory:

         (a)      Aggregate Inventory                                $_________

         (b)      Less: Ineligible Inventory                         $_________

         (c)      Eligible Inventory                                 $_________

         (d)      50% of Eligible Inventory                          $_________


3.       Borrowing Base (item 1(d) plus item 2(d))
         $
          ==========


                      Determination of Mandatory Prepayment
                      -------------------------------------

1.       Aggregate Borrowing Base (item 3 above)
         $_________

2.       Less:  Dollar Equivalent of aggregate principal
           amount of Loans outstanding
         $_________

3.       Excess (or deficiency) in Borrowing Base
           (if deficiency, prepayment required in amount of deficiency)
         $_________

         The Company hereby further represents and warrants to the Banks that as of the close of business on ____________, 19___:

         A. The representations and warranties contained in Article IV of the Credit Agreement are true and correct on and as of such date, as if such representations and warranties were made on and as of such date. For purposes of this certificate the representations and warranties contained in Section 4.6 of the Credit Agreement shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Sections 5.1(d)(ii) and (iii) of the Credit Agreement.

         B. No Event of Default and no Default has occurred and is continuing.




                           BORROWING BASE CERTIFICATE

                                             THE MONARCH MACHINE TOOL COMPANY

                                             By:_____________________________

                                              Its:___________________________

______________________________________________________________________________
______________________________________________________________________________
_____________________________________

                           BORROWING BASE CERTIFICATE

EXHIBIT E

                           BORROWING BASE CERTIFICATE
                           --------------------------

                                     [Date]

NBD Bank, as Agent
611 Woodward Avenue
Detroit MI 48226

Attention: Midwest Banking Division

         Reference is made to the Amended and Restated Credit Agreement dated as of June 9, 1995, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of July 11, 1995, and as further amended, supplemented, extended or otherwise modified from time to time (the "Credit Agreement"), among The Monarch Machine Tool Company, an Ohio corporation (the "Company"), the banks parties thereto (the "Banks") and you as agent for the Banks (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         The Company hereby represents and warrants to the Agent and the Banks that the following computations of the Borrowing Base, and the related supporting schedules attached hereto, and of the mandatory prepayment required pursuant to Section 3.1(d) of the Credit Agreement are true and correct as of the close of business on __________, 19___ and are in conformity with the terms and conditions of the Credit Agreement:

                                 Borrowing Base
                                 --------------

1.       Accounts Receivable:

         (a)      Aggregate Accounts Receivable
         $_________

         (b)      Less: Ineligible Accounts Receivable
         $_________

         (c)      Eligible Accounts Receivable
         $_________

         (d)      80% of Eligible Accounts Receivable
         $_________

2.       Inventory:

         (a)      Aggregate Inventory                               $_________

         (b)      Less: Ineligible Inventory                        $_________

         (c)      Eligible Inventory                                $_________

         (d)      50% of Eligible Inventory                         $_________


3.       Aggregate principal amount of Indebtedness
           of the Company to The Fifth Third Bank
         $_________

4.       Borrowing Base (item 1(d) plus item 2(d) minus item 3)
         $
          ===========

                      Determination of Mandatory Prepayment
                      -------------------------------------

1.       Aggregate Borrowing Base (item 4 above)
         $_________

2.       Less:  Dollar Equivalent of aggregate principal
           amount of Loans outstanding
         $_________

3.       Excess (or deficiency) in Borrowing Base
           (if deficiency, prepayment required in amount
           of deficiency)
         $
          =========

         The Company hereby further represents and warrants to the Banks that as of the close of business on ____________, 19___:

         A. The representations and warranties contained in Article IV of the Credit Agreement are true and correct on and as of such



                           BORROWING BASE CERTIFICATE
date, as if such representations and warranties were made on and as of such date. For purposes of this certificate the representations and warranties contained in Section 4.6 of the Credit Agreement shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Sections 5.1(d)(ii) and (iii) of the Credit Agreement.

         B. No Event of Default and no Default has occurred and is continuing.

                                   THE MONARCH MACHINE TOOL COMPANY

                                   By:_____________________________

                                    Its:___________________________


                           BORROWING BASE CERTIFICATE

CLOSING CERTIFICATE
                       OF THE MONARCH MACHINE TOOL COMPANY

NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Ladies and Gentlemen:

         I hereby certify that I am the Secretary of The Monarch Machine Tool Company, an Ohio corporation (the "Company"), and as such have access to the Company's corporate records and am familiar with the matters therein contained and herein certified, and that:

         1. The Company is a corporation with a perpetual charter duly organized and validly existing and in good standing under the laws of the State of Ohio.

         2. Attached hereto as Annex 1 is a true and correct copy of resolutions, and the preamble thereto, adopted at a meeting of the Board of Directors of the Company duly called and held in Sidney, Ohio, on __________________, 1996, at which meeting a quorum was present and acting throughout, and such resolutions and preamble were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been in any way amended, altered or repealed.

         3. No proceedings looking toward the dissolution or liquidation of the Company have been commenced and no such proceedings are contemplated.

         4. The following persons are now, and at all times subsequent to January 1, 1995, have been, duly qualified and acting officers of the Company, duly elected to the offices set forth opposite their respective names, and the signature appearing opposite the name of each such officer is his authentic signature:

Name                         Office                             Signature
----                         ------                             ---------
Robert J. Siewert           President                 _____________________________

Earl J. Hull                Secretary                 _____________________________

Robert B. Riethman          Treasurer                 _____________________________

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this ______ day of August, 1996.

                                         -------------------------------
                                         Earl J. Hull, Secretary

                               CLOSING CERTIFICATE
                         OF MONARCH MACHINE TOOL COMPANY
                         -------------------------------

NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Ladies and Gentlemen:

         I hereby certify that I am the Secretary of Monarch Machine Tool Company, an Ohio corporation (the "Company"), and as such have access to the Company's corporate records and am familiar with the matters therein contained and herein certified, and that:

         1. The Company is a corporation with a perpetual charter duly organized and validly existing and in good standing under the laws of the State of Ohio.

         2. No proceedings looking toward the dissolution or liquidation of the Company have been commenced and no such proceedings are contemplated.

         3. Each person who, as an officer of the Company, signed, by facsimile or otherwise, and delivered the Third Amendment to Amended and Restated Credit Agreement dated as of March 19, 1997 was duly appointed, qualified and acting as an officer of the Company at the respective times of such signing and delivery. Such execution and delivery was duly authorized by all necessary corporate action of the Company.

         4. The following persons are now, and at all times subsequent to March __, 1997, have been, duly qualified and acting officers of the Company, duly elected to the offices set forth opposite their respective names, and the signature appearing opposite the name of each such officer is his authentic signature:

Name                                          Office                    Signature
----                                          ------                    ---------
Richard E. Clemens                            President and             _____________________________
                                              Chief Executive
                                              Officer

Earl J. Hull                                  Secretary                 _____________________________

Robert B. Riethman                            Treasurer                 _____________________________
                                              and Chief
                                              Financial Officer

         IN WITNESS WHEREOF, I have hereunto set my hand as of the 19th day of March, 1997.

                                          -------------------------------
                                          Earl J. Hull, Secretary

                                  SCHEDULE 4.4
                                  SUBSIDIARIES

                                                                 Stock Ownership

  Name of                                     Jurisdiction                                        Percentage
Subsidiary                                  of Incorporation               Owned By:                Owned:
----------                                  ----------------               ---------                ------
1.  Stamco (UK) Ltd.                             England                   The Company               100

2.  Monarch Werkzeug                             Germany                   The Company               100
       Machinen GmBH

3.  Stamco Depiereux GmBH                        Germany                   The Company               100

4.  Monarch Busch                                Germany                   The Company               100
       Machineinbau & Vertriebs
       GmBH
5.  Monarch International                        Barbados                  The Company               100*







*  Foreign Sales Corporation

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_____________________________________________________________

                           FIRST AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT
                          -----------------------------

                THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 11, 1995 (this "Amendment"), is by and among MONARCH MACHINE TOOL COMPANY, an Ohio corporation (the "Company"), the BANKS identified on the signature pages hereof (collectively the "Banks" and individually a "Bank") and NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the Banks.

                                  INTRODUCTION
                                  ------------

                The Company, the Banks and the Agent have entered into the Amended and Restated Credit Agreement, dated as of June 9, 1995 (the "Credit Agreement"). The parties now desire to amend the Credit Agreement on the terms and conditions herein set forth.

                NOW THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:

                   ARTICLE 1.. AMENDMENTS TO CREDIT AGREEMENT
                   ------------------------------------------

                      The definition of the term  "Borrowing  Base" in Section
1.1 of the Credit  Agreement is amended to read in full as follows:

                      "BORROWING BASE" shall mean, as of any date, the sum of
                (a) an amount equal to 80% of the Eligible Accounts Receivable plus (b) an amount equal to 50% of the Eligible Inventory minus
                (c) the Fifth Third Borrowings.

                      The following definition of the term "Fifth Third Borrowings" is added to Section 1.1 of the Credit Agreement in its alphabetical location:

                      "Fifth Third Borrowings" shall mean, as of any date, the
                aggregate outstanding principal amount Indebtedness of the Company to The Fifth Third Bank.

                      Subpart (vi) of Section 5.1(d) of the Credit Agreement is relabeled as subpart (vii) and a new subpart (vi) of Section 5.1 is inserted reading as follows:

                                  (vi)   On the same day, telephonic notice,
                                         followed immediately by written
                                         confirmation, of all borrowings from
                                         time to time by the Company from The
                                         Fifth Third Bank and all repayments
                                         thereof from time to time.

                           Section 5.2(m) of the Credit Agreement is amended to
read in full as follows:

                                  (m)    NEGATIVE PLEDGE LIMITATION. Enter
                                         into any agreement, with any person
                                         other than the Banks pursuant
                                         hereto, which prohibits or limits
                                         the ability of the Company or any
                                         Subsidiary to create, incur, assume
                                         or suffer to exist any Lien upon
                                         any of its assets, rights, revenues
                                         or property, real, personal or
                                         mixed, tangible or intangible,
                                         whether now owned or hereafter
                                         acquired; PROVIDED that this
                                         Section 5.2(m) shall not prohibit
                                         the Company from entering into such
                                         an agreement with The Fifth Third
                                         Bank, so long as the aggregate
                                         principal amount of Indebtedness of
                                         the Company to The Fifth Third Bank
                                         does not at any time exceed
                                         $7,500,000.


                         AMENDMENT OF EXHIBIT E.  Exhibit E annexed to the
Credit Agreement is deleted in its entirety and Exhibit E annexed to this Amendment shall be deemed substituted in place thereof.

                   ARTICLE 1.. REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

                In order to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants that:

                         The  execution,  delivery and  performance by the
Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property is or may be bound or affected.

                         This  Amendment  is a legal,  valid and binding
obligation of the Company, enforceable against the Company in accordance with its terms.

                   No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

                         After giving effect to the amendments contained in
Article 1 of this Amendment, the representations and warranties contained in
Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                            ARTICLE 1.. MISCELLANEOUS
                            -------------------------

                         If the Company  shall fail to perform or observe any
term, covenant or agreement in this Amendment, or any representation or warranty made by the Company in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

                         All references to the Credit Agreement in any other
document, instrument or certificate referred to in the Credit Agreement or delivered in connection with or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

                         Subject to the amendments  herein  provided,  the
Credit Agreement shall in all respects continue in full force and effect.

                         Capitalized  terms  used  but not  defined  herein
shall have the respective meanings ascribed thereto in the Credit Agreement.

                         This  Amendment  shall be governed by and  construed
in accordance with the laws of the State of Michigan.

                         The Company agrees to pay the  reasonable  fees and
expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

                         This  Amendment  may be executed upon any number of
counterparts with the same effect as if the signatures thereto were upon the same instrument.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on the 11th day of July, 1995, notwithstanding the day and year first-above written.

                                           THE MONARCH MACHINE TOOL COMPANY

                                           By: _____________________________

                                               Its: ________________________

                                           NBD BANK, as a Bank and as the Agent

                                           By: _____________________________

                                               Its: ________________________

                                           STAR BANK, N.A.

                                           By: _____________________________

                                                    Its: ___________________

       [EXHBITS A THROUGH D TO THE FIRST AMENDMENT INTENTIONALLY OMITTED.]

                                 SCHEDULE 5.2(K)

                         INVESTMENTS, LOANS AND ADVANCES
                         -------------------------------

                                                           Maturity
                              Amount            Note #       Date
                              ------            ------       ----

Starbank - Sidney           1,000,000        7014096-1      7-1-95

Starbank - Sidney           1,500,000        7014096-2      6-5-95

                                 SCHEDULE 5.2(d)

                                      LIENS
                                      -----

                                                       Indebtedness
Description       Property Subject     Lienholder        Secured
-----------       ----------------     ----------        -------




         NONE

                           THIRD AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT
                          -----------------------------

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 19, 1997 (this "Amendment"), is by and among MONARCH MACHINE TOOL COMPANY, an Ohio corporation (the "Company"), the BANKS identified on the signature pages hereof (collectively the "Banks" and individually a "Bank"), and NBD BANK, N.A., a national banking association, as successor by assignment to NBD Bank, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the Banks.

                                  INTRODUCTION
                                  ------------

         The Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement, dated as of June 9, 1995, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of July 11, 1995, and the Second Amendment to Amended and Restated Credit Agreement, dated as of July 31, 1996 (the "Credit Agreement"). NBD Bank, N.A. purchased and assumed all of NBD Bank's rights and obligations under the Credit Agreement, including NBD Bank's rights and obligations as a Bank and as the Agent, pursuant to the Assignment and Assumption Agreement dated February 20, 1997 between them (the "Assignment"). The Company and the Banks previously consented to the Assignment under Section 5.7 of the above-referenced Second Amendment. The parties now desire to amend the Credit Agreement on the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:

                    ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT
                    -----------------------------------------

         Effective upon the date that the conditions precedent set forth in
Article 2 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended as follows:

         1.1 The definition of the term "Applicable Eurodollar Rate Margin" set forth in Section 1.1 is amended to read in full as follows:

                  "APPLICABLE EURODOLLAR RATE MARGIN" shall be, for purposes of determining the Eurodollar Rate applicable to any Eurodollar Rate Loan, whether a Revolving Credit Loan or the Term Loan, outstanding at any time during any calendar month (the "Application Month"), the percent set forth under the heading "Applicable Eurodollar Rate Margin for Revolving Credit Loans" and "Applicable Eurodollar Rate Margin for the Term Loan", respectively, below in the row corresponding to the range into which falls the ratio (the "Ratio") of the Consolidated Total Liabilities of the Company and its Subsidiaries to the Consolidated Tangible Net Worth of the Company and its Subsidiaries as of the end of the last fiscal quarter (the "Determination Quarter") preceding such Application Month for which financial statements have been delivered to the Banks under Section 5.1(d)(ii):


                                  Applicable Eurodollar       Applicable Eurodollar
                                    Rate Margin for             Rate Margin for
        Ratio                     Revolving Credit Loans         the Term Loan
        -----                     ----------------------         -------------

        Less than or equal
        to 0.75 to 1.00                 0.75%                       1.00%

        Greater than
        0.75 to 1.0
        but less than or
        equal to 1.15
        to 1.00                         1.00%                       1.25%

        Greater than
        1.15 to 1.00                    1.50%                       1.75%

              Each change in the Applicable Eurodollar Rate Margin in accordance with this definition, as finally determined upon the Bank's receipt of the Company's financial statements for any Determination Quarter pursuant to Section 5.1(d)(ii), shall be effective as of the first day of the corresponding Application Month following such Determination Quarter.

              1.2 Subpart (vi) of Section 5.1(d) is relabeled as subpart (vii), and a new subpart (vi) is added to Section 5.1(d) as follows:

                      (vi) As soon as available and in any event within 30 days after the end of each month (other than those months which correspond to fiscal quarter ends of the Company, which are covered by subpart (ii) above), the consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, and the related consolidated statements of income, retained

           [Third Amendment to Amended and Restated Credit Agreement]
                      earnings and cash flow of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail; and

               1.3 Subpart (iv) of Section 5.1(d) is amended to read in full as follows:

                      (iv) No later than the 30th calendar day following the end of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of each such month, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by the chief financial officer of the Company;

               1.4    Section 5.2(b) is amended to read in full as follows:

                      (b) TANGIBLE NET WORTH. Permit or suffer (i) the sum of
                      (A) Consolidated Tangible Net Worth of the Company and its Subsidiaries plus (B) unrealized foreign currency losses of the Company and its Subsidiaries that do not exceed $5,000,000 in the aggregate plus (C) the Aggregate Change LIFO Reserve Adjustment to be less than (ii) the sum of (A) $44,000,000 plus (B) 50% of Consolidated Cumulative Net Income of the Company and its Subsidiaries after December 31, 1996 plus (C) for each fiscal year end of the Company, the amount if any by which $500,000 exceeds the aggregate amount added pursuant to the foregoing clause (B) attributable to each such fiscal year; such covenant to be tested as of the end of each fiscal quarter of the Company.

               1.5    Section 5.2(c) is amended to read in full as follows:

                      (c) TOTAL LIABILITIES TO TANGIBLE NET WORTH. Permit or suffer the ratio of Consolidated Total Liabilities of the Company and its Subsidiaries to Consolidated Tangible Net

           [Third Amendment to Amended and Restated Credit Agreement]

                      Worth of the Company and its Subsidiaries to be greater than 1.25 to 1.00 at any time.

              1.6 In recognition of the Assignment, (a) all references to the "Agent", or to NBD Bank in its capacity as the Agent, in the Credit Agreement and all other related instruments, agreements and documents (collectively, the "Loan Documents") shall be deemed to refer to NBD Bank, N.A. in its capacity as the Agent, and (b) all references in the Loan Documents to NBD Bank in its capacity as a Bank shall be deemed to refer to NBD Bank, N.A. in its capacity as a Bank.

              1.7 All references in the Loan Documents to any address for notices to NBD Bank or the Agent shall be amended to read: One Indiana Square, Suite 308, Indianapolis, Indiana 46266, Attn: Edward C. Hathaway,

                  ARTICLE 2. CONDITIONS PRECEDENT TO AMENDMENTS
                  ---------------------------------------------

              As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Agent and the Banks shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Agent and the
Banks:

              2.1  An incumbency certificate of the Company.

              2.2 Payment by the Company to the Agent of an amendment fee in the amount of $25,000 for the pro rata account of the Banks.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

              In order to induce the Agent and the Banks to enter into this Amendment, the Company represents and warrants that:

              3.1 The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property is or may be bound or affected.

              3.2 This Amendment is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without

           [Third Amendment to Amended and Restated Credit Agreement] limitation any creditor or stockholder of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

              3.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                      ARTICLE 4. WAIVER OF CERTAIN DEFAULTS
                      -------------------------------------

              4.1 The Company has advised the Agent and the Banks that for the period from and including December 31, 1996 through the date of this Amendment the Company failed to comply with the covenants set forth in Sections 5.2(b) and (c) of the Credit Agreement, and the Company has asked the Banks to waive the Events of Default caused by such failure. Based upon such request, the Banks hereby waive each such Event of Default, including, without limitation, any such Event of Default pursuant to Section 6.1(e) of the Credit Agreement caused by the occurrence of an event of default under the Company's credit facilities with The Fifth Third Bank due to the Company's failure to so comply with Sections 5.2(b) and (c) of the Credit Agreement (the "Fifth Third Cross Default"); provided that (a) such waiver shall be limited to those Events of Default, including, without limitation, the Fifth Third Cross Default, caused by such covenant compliance failures occurring during the period from and including December 31, 1996 through the date of this Amendment that are known to the Banks as of the date of this Amendment, and (b) such waiver shall not be deemed to (i) be a waiver of or consent or agreement to any other action or omission in violation of the Credit Agreement or any other instrument, agreement or document referred to therein or executed in connection therewith,
(ii) be a waiver or modification of any provision of the Credit Agreement or of any instrument, agreement or document referred to therein or executed in connection therewith, or (iii) prejudice any other right or rights which the Banks may now have or have in the future under or in connection with the Credit Agreement or any instrument, agreement or document referred to therein or executed in connection therewith.

                            ARTICLE 5. MISCELLANEOUS
                            ------------------------

              5.1 If the Company shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Company in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

              5.2 All references to the Credit Agreement in any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection with or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

           [Third Amendment to Amended and Restated Credit Agreement]

              5.3 Subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect.

              5.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

              5.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

              5.6 The Company agrees to pay the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

              5.6 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

           [Third Amendment to Amended and Restated Credit Agreement]

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

                                    THE MONARCH MACHINE TOOL COMPANY

                                    By: _______________________________________

                                             Its: _____________________________

                                    NBD BANK, N.A., as a Bank and as the Agent

                                    By: _______________________________________

                                             Its: _____________________________

                                    STAR BANK, N.A., as a Bank

                                    By: _______________________________________

                                             Its: _____________________________

           [Third Amendment to Amended and Restated Credit Agreement]

                                  SCHEDULE 4.5

                                   LITIGATION
                                   ----------

         In September, 1988, the Company and several other corporations were ordered by the Environmental Protection Agency (EPA) to take action to secure a landfill in Cortland, New York and submit a work plan for removal and disposal of containers, contaminated soils and other materials. This landfill was used for many years by its owner to dispose of wastes. The Company and other corporations had contracted with this landfill owner to haul away and dispose of certain waste materials. The extent and nature of contamination at the site, insurance coverage available to the Company and participation by other corporations in the clean-up are not known at this time. While the results of these matters cannot be predicted with any certainty, based upon the information presently available, management is of the opinion that the ultimate resolution of this matter will not have a material adverse effect on the Company's financial position. An estimated reserve for potential liability has been recorded in the financial statements.

                                   EXHIBIT D

                          REQUEST FOR CONTINUATION OR
                          CONVERSION OF DOMESTIC LOAN
                          ---------------------------







NBD Bank, as Agent for the Banks
611 Woodward Avenue
Detroit, Michigan 48226

Attention: Midwest Banking Division

              The Monarch Machine Tool Company, an Ohio corporation (the "Company"), hereby requests that $____________ of the principal amount of the [Revolving Credit][Term] Loan originally made on ____________, 19__, which [Revolving Credit][Term] Loan is currently a _______________ [insert type of Loan], be continued as or converted to, as the case may be, a __________________ [insert type of Loan requested] on ______________, 19__. If such Loan is requested to be converted to a Fixed Rate Loan, the Company hereby elects an Interest Period for such Loan of ___________________ [insert permitted Interest Period].

              In support of this request, the Company hereby represents and warrants to the Agent and the Banks that:

              1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued][converted]), as if such representations and warranties were made on and as of such dates.

              2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is [continued][converted] (whether before or after such Loan is [continued][converted]).

Acceptance of the proceeds of such [continued][converted] Loan by the Company shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation] [conversion].

              Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Amended and Restated Credit Agreement, dated as of June 9, 1995, as amended, supplemented, extended or otherwise modified from time to time (the "Credit Agreement"), among the Company, the banks named therein and you as agent for the banks.

                                      THE MONARCH MACHINE TOOL COMPANY

                                      By: _____________________________________

                                        Its: __________________________________

Dated: ________________, 19___





                          REQUEST FOR CONTINUATION OR
                          CONVERSION OF DOMESTIC LOAN

                                   EXHIBIT B

                           REQUEST FOR DOMESTIC LOAN
                           -------------------------


NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226
Attention: Midwest Banking Division

              The Monarch Machine Tool Company, an Ohio corporation (the "Company") hereby requests a [Revolving Credit] [Term] Loan pursuant to Section
2.1 of the Amended and Restated Credit Agreement, dated as of June 9, 1995, as amended, supplemented, extended or otherwise modified from time to time (the "Credit Agreement"), among the Company, the Banks referenced therein and you, as Agent for the Banks.

              A [Term] [Revolving Credit] Loan is requested to be made in the amount of $_________, to be made on ____________, 19___ and evidenced by the Company's Revolving Credit Notes or Term Notes, as the case may be. Such Loan shall be a _____________________ [insert Eurodollar Rate Loan, Negotiated Rate Loan or Floating Rate Loan] and the initial Interest Period, if such requested Loan is a Eurodollar Rate Loan or Negotiated Rate Loan, shall be _________________ [insert permitted Interest Period] [and the interest rate requested to be applicable thereto, if such requested Loan is a Negotiated Rate Loan, shall be ___ percent (____%) per annum].

              In support of this request, the Company hereby represents and warrants to the Agent and the Banks that:

              1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is made (both before and after such Loan is made), as if such representations and warranties were made on and as of such dates.

              2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is made and such Loan shall not cause an Event of Default or Default.

              3. All trade accounts receivable and inventory of the Company included in Eligible Accounts Receivable and Eligible Inventory comply in all respects with the requirements therefor set forth in the definitions thereof, and the computation of the Borrowing Base is true and correct as set forth in the Borrowing Base Certificate prepared as of _________________, 19__ attached hereto.

Acceptance of the proceeds of such Loan by the Company shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                                              THE MONARCH MACHINE TOOL COMPANY

                                              By: _____________________________

                                                Its: __________________________

Dated: ________________, 19___










                           REQUEST FOR DOMESTIC LOAN
                                      -2-

                                  EXHIBIT A-1

                             REVOLVING CREDIT NOTE
                             ---------------------

$__________                                                       June 9, 1995
                                                              Detroit, Michigan

              FOR VALUE RECEIVED, THE MONARCH MACHINE TOOL COMPANY, an Ohio corporation (the "Company"), hereby promises to pay to the order of _________________________, a ________________ (the "Bank"), at the principal banking office of the Agent in lawful money of the United States of America and in immediately available funds, the principal sum of __________________________________________ Dollars ($___________), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

              The Bank is hereby authorized by the Company to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date, amount and type of each Revolving Credit Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that any failure by the Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

              The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses.

              This Revolving Credit Note evidences one or more Revolving Credit Loans made under an Amended and Restated Credit Agreement, dated as of June 9, 1995, as amended, supplemented, extended or otherwise modified from time to time (the "Credit Agreement"), by and among the Company, the banks (including the

Bank) named therein and NBD Bank, as agent for the banks, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Revolving Credit Note. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Credit Agreement.

              This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                               THE MONARCH MACHINE TOOL COMPANY

                                                 By:____________________________

                                                  Its:__________________________







                             REVOLVING CREDIT NOTE
                             ---------------------
                                     - 2 -

                    Schedule to Revolving Credit Note, dated
             June 9, 1995, made by The Monarch Machine Tool Company
                       in favor of _____________________.

                                                                                              Principal
                                                                                                Amount
 Trans-         Principal          Type                      Interest        Paid, Pre-       Principal
 action         Amount of           of         Interest     Period (if        paid or           Balance          Notation
 Date             Loan             Loan*          Rate      applicable)      Converted       Outstanding         Made by
-------         ---------          ----        --------     -----------      ----------      -----------         --------

















-------------------------

*  E - Eurodollar Rate
   F - Floating Rate
   N - Negotiated Rate


                             REVOLVING CREDIT NOTE
                                     - 3 -

                                  EXHIBIT A-2

                                   TERM NOTE
                                   ---------

$_____________________                                      __________ __, 19__
                                                              Detroit, Michigan

              FOR VALUE RECEIVED, THE MONARCH MACHINE TOOL COMPANY an Ohio corporation (the "Company"), hereby promises to pay to the order of ___________ ____________________________, a _________________________ (the "Bank"), at the
principal banking office of the Agent in lawful money of the United States of America and in immediately available funds, the principal sum of _________________________ Dollars ($______________), or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Bank in 12 equal quarterly installments in the amount of $___________ payable on the last day of each March, June, September and December commencing on the last day of _______________ to and including the Maturity Date when the entire outstanding principal amount of the Term Loan evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Term Loan evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

              The Bank is hereby authorized by the Company to record on the schedule attached to this Term Note, or on its books and records, the date and the amount of the Term Loan, the applicable interest rate and type and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Term Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Term Note and the Credit Agreement.

              The Company and each endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Term Note. Should the indebtedness evidenced by this Term Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Term Note, including attorneys' fees and expenses.

              This Term Note evidences a Term Loan made under an Amended and Restated Credit Agreement, dated as of June 9, 1995, as amended, supplemented, extended or otherwise modified from time to time (the "Credit Agreement"), by and among the Company, the banks (including the Bank) named therein and NBD Bank, as agent for the banks, to which reference is hereby made for a statement of the circumstances under which this Term Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Term Note. Capitalized terms used but not defined in this Term Note shall have the respective meanings assigned to them in the Credit Agreement.

              This Term Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                               THE MONARCH MACHINE TOOL COMPANY

                                               By: _____________________________

                                                 Its: __________________________

                                   TERM NOTE
                                   ---------

                    Schedule to Revolving Credit Note, dated
             June 9, 1995, made by The Monarch Machine Tool Company
                       in favor of _____________________.

                                                                        Principal
                                                                         Amount
 Trans-       Principal       Type                      Interest        Paid, Pre-       Principal
 action       Amount of        of       Interest       Period (if         paid or         Balance          Notation
 Date           Loan          Loan*       Rate         applicable)      Converted       Outstanding        Made by
-------       ---------       ----      --------       -----------      ----------      -----------        -------











-------------------------

*  E - Eurodollar Rate
   F - Floating Rate
   N - Negotiated Rate

________________________________________________________________________________________________________________________________

                                   TERM NOTE
                                   ---------
                                     - 3 -